EXHIBIT 10.49

                      AMENDED AND RESTATED CREDIT AGREEMENT

                            DATED AS OF MAY 31, 1996

                                     BETWEEN

                           CASTLE DENTAL CENTERS, INC.
                                   AS BORROWER

                                       AND

                           NATIONSBANK OF TEXAS, N.A.
                                    AS LENDER

                                TABLE OF CONTENTS


                                                                            PAGE
                                    ARTICLE I
                       Definitions and Accounting Matters

Section 1.01  TERMS DEFINED ABOVE..............................................1
Section 1.02  CERTAIN DEFINED TERMS............................................1
Section 1.03  ACCOUNTING TERMS AND DETERMINATIONS.............................18

                                  ARTICLE II
                                 Commitments

Section 2.01  LOANS...........................................................19
Section 2.02  BORROWINGS, CONTINUATIONS AND CONVERSIONS.......................19
Section 2.03  CHANGES OF REVOLVING CREDIT COMMITMENT..........................21
Section 2.04  FEES............................................................21
Section 2.05  LENDING OFFICES.................................................22
Section 2.06  NOTES...........................................................22
Section 2.07  PREPAYMENTS.....................................................23
Section 2.08  CHANGES OF ADVANCING TERM COMMITMENT............................24

                                 ARTICLE III
                      Payments of Principal and Interest

Section 3.01  REPAYMENT OF LOANS..............................................24
Section 3.02  INTEREST........................................................24

                                  ARTICLE IV
                         Payments; Computations; Etc.

Section 4.01  PAYMENTS........................................................25
Section 4.02  COMPUTATIONS....................................................25

Section 4.03  SET-OFF.........................................................25
Section 4.04  TAXES...........................................................26

                            ARTICLE V
                 Yield Protection and Illegality

Section 5.01  EURODOLLAR REGULATIONS, ETC.....................................27
Section 5.02  LIMITATION ON EURODOLLAR LOANS..................................29
Section 5.03  ILLEGALITY......................................................29
Section 5.04  BASE RATE LOANS PURSUANT TO SECTIONS 5.01, 5.02 AND 5.03........29
Section 5.05  COMPENSATION....................................................29

                                  ARTICLE VI

                             Conditions Precedent

Section 6.01  INITIAL FUNDING.................................................30
Section 6.02  INITIAL AND SUBSEQUENT LOANS....................................32
Section 6.03  ADVANCING TERM LOANS............................................33
Section 6.04  POST CLOSING CONDITIONS.........................................33

                           ARTICLE VII
                 Representations and Warranties

Section 7.01  CORPORATE EXISTENCE.............................................35
Section 7.02  FINANCIAL CONDITION.............................................35
Section 7.03  LITIGATION......................................................36
Section 7.04  NO BREACH.......................................................36
Section 7.05  AUTHORITY.......................................................36
Section 7.06  APPROVALS.......................................................36
Section 7.07  USE OF LOANS....................................................36
Section 7.08  ERISA...........................................................37
Section 7.09  TAXES...........................................................38
Section 7.10  TITLES, ETC.....................................................38
Section 7.11  NO MATERIAL MISSTATEMENTS.......................................38
Section 7.12  INVESTMENT COMPANY ACT..........................................39
Section 7.13  PUBLIC UTILITY HOLDING COMPANY ACT..............................39
Section 7.14  SUBSIDIARIES AND PARTNERSHIPS...................................39

Section 7.15  LOCATION OF BUSINESS AND OFFICES................................39
Section 7.16  DEFAULTS........................................................39
Section 7.17  ENVIRONMENTAL MATTERS...........................................39
Section 7.18  COMPLIANCE WITH THE LAW.........................................39
Section 7.19  INSURANCE.......................................................40
Section 7.20  MANAGEMENT SERVICES AGREEMENTS AND ACCOUNTS
              RECEIVABLE PURCHASE AGREEMENTS..................................40
Section 7.21  DESIGNATED CONTRACTS............................................41
Section 7.22  ASSIGNMENT ACCOUNT PARTIES......................................41
Section 7.23  RESTRICTION ON LIENS............................................41
Section 7.24  MATERIAL AGREEMENTS.............................................41
Section 7.25  HEDGING AGREEMENTS..............................................41

                                 ARTICLE VIII
                            Affirmative Covenants

Section 8.01  FINANCIAL STATEMENTS............................................42
Section 8.02  LITIGATION......................................................44
Section 8.03  MAINTENANCE, ETC................................................44
Section 8.04  ENVIRONMENTAL MATTERS...........................................45
Section 8.05  FURTHER ASSURANCES..............................................45
Section 8.06  PERFORMANCE OF OBLIGATIONS......................................46
Section 8.07  ERISA INFORMATION AND COMPLIANCE................................46
Section 8.08  KEY MAN LIFE INSURANCE POLICY...................................46
Section 8.09  DESIGNATED CONTRACTS............................................46
Section 8.10  MANAGEMENT SERVICES AGREEMENTS AND ACCOUNTS
              RECEIVABLE PURCHASE AGREEMENTS..................................47
Section 8.11  ASSIGNMENT NOTICE LETTERS.......................................47
Section 8.12  WIND UP OF DDS..................................................47
Section 8.13  GUARANTEE BY NEW PC.............................................47

                                  ARTICLE IX
                              Negative Covenants

Section 9.01  DEBT............................................................48
Section 9.02  LIENS...........................................................48
Section 9.03  INVESTMENTS, LOANS AND ADVANCES.................................49
Section 9.04  DIVIDENDS, DISTRIBUTIONS AND REDEMPTIONS........................50

Section 9.05  SALES AND LEASEBACKS............................................50
Section 9.06  NATURE OF BUSINESS..............................................50
Section 9.07  MERGERS, ETC....................................................50
Section 9.08  PROCEEDS OF NOTES...............................................51
Section 9.09  ERISA COMPLIANCE................................................51
Section 9.10  SALE OR DISCOUNT OF RECEIVABLES.................................52
Section 9.11  CAPITAL EXPENDITURES............................................52
Section 9.12  CURRENT RATIO...................................................52
Section 9.13  RATIO OF INTANGIBLES TO NET WORTH...............................52
Section 9.14  NET WORTH.......................................................52
Section 9.15  LEVERAGE RATIO..................................................53
Section 9.16  FIXED CHARGE COVERAGE RATIO.....................................53
Section 9.17  ENVIRONMENTAL MATTERS...........................................53
Section 9.18  TRANSACTIONS WITH AFFILIATES....................................54
Section 9.19  SUBSIDIARIES AND PARTNERSHIPS...................................54
Section 9.20  NEGATIVE PLEDGE AGREEMENTS......................................54
Section 9.21  OTHER AGREEMENTS................................................54
Section 9.22  NEW PC..........................................................54
Section 9.23  DDS.............................................................54
Section 9.24  SUBORDINATE DEBT AND DEFERRED COMPENSATION AGREEMENT............55

                                  ARTICLE X
                         Events of Default; Remedies

Section 10.01  EVENTS OF DEFAULT..............................................55
Section 10.02  REMEDIES.......................................................57

                                  ARTICLE XI
                                Miscellaneous

Section 11.01  WAIVER.........................................................58
Section 11.02  NOTICES........................................................58
Section 11.03  PAYMENT OF EXPENSES, INDEMNITIES, ETC..........................58
Section 11.04  AMENDMENTS, ETC................................................60
Section 11.05  SUCCESSORS AND ASSIGNS.........................................60
Section 11.06  ASSIGNMENTS AND PARTICIPATIONS.................................61
Section 11.07  INVALIDITY.....................................................62
Section 11.08  COUNTERPARTS...................................................62

Section 11.09  REFERENCES.....................................................62
Section 11.10  SURVIVAL.......................................................62
Section 11.11  CAPTIONS.......................................................63
Section 11.12  NO ORAL AGREEMENTS.............................................63
Section 11.13  GOVERNING LAW; SUBMISSION TO JURISDICTION......................63
Section 11.14  INTEREST.......................................................64
Section 11.15  EFFECTIVENESS..................................................65
Section 11.16  BINDING ARBITRATION............................................65
Section 11.18  EXCULPATION PROVISIONS.........................................66

Exhibit A-1    - Form of Revolving Credit Note
Exhibit A-2    - Form of Term Note
Exhibit A-3    - Form of Advancing Term Note
Exhibit B      - Form of Borrowing, Continuation and Conversion Request
Exhibit C      - Form of Compliance Certificate
Exhibit D      - Form of Legal Opinion of Bracewell & Patterson, L.L.P.
Exhibit E      - List of Security Instruments
Exhibit F      - Form of Borrowing Base Report
Exhibit G      - Designated Contracts
Exhibit H      - List of Insurance Companies
Exhibit I      - Form of Assignment Notice Letter
Exhibit J      - Form of Advancing Term Loan Borrowing Base Report
Exhibit K      - List of Due Diligence Items
Exhibit L      - Form of Officer's Certificate
Exhibit M      - List of Outstanding UCC-1 Financing Statements

Schedule 7.02         - Liabilities
Schedule 7.03         - Litigation
Schedule 7.09         - Taxes
Schedule 7.10         - Titles, etc.
Schedule 7.14         - Subsidiaries and Partnerships
Schedule 7.17         - Environmental Matters
Schedule 7.19         - Insurance
Schedule 7.24         - Material Agreements
Schedule 7.25         - Hedging Agreements
Schedule 9.01         - Debt
Schedule 9.02         - Liens
Schedule 9.03         - Investments, Loans and Advances

                THIS AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 31, 1996 is between: CASTLE DENTAL CENTERS, INC., a corporation formed under the laws of the State of Delaware (the "BORROWER") and NATIONSBANK OF TEXAS, N.A., a national banking association (the "LENDER").

                                    RECITALS

        A. The parties hereto originally executed that certain Credit Agreement dated as of December 19, 1996 (the "ORIGINAL AGREEMENT") whereby, pursuant to the terms and conditions contained therein, the Lender agreed to make certain loans to the Borrower.

        B. The Borrower and the Lender have agreed to amend the Original Agreement and restate the Original Agreement in its entirety in this Amended and Restated Credit Agreement (which is hereinafter referred to as the "AGREEMENT").

        C. In consideration of the mutual covenants and agreements herein contained and of the loans and commitments hereinafter referred to, the parties hereto agree as follows:

                                    ARTICLE I
                       Definitions and Accounting Matters

        Section 1.01 TERMS DEFINED ABOVE. As used in this Agreement, the terms "BORROWER" and "LENDER" shall have the meanings indicated above.

        Section 1.02 CERTAIN DEFINED TERMS. As used herein, the following terms shall have the following meanings (all terms defined in this Article I or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and VICE VERSA):

        "ACCEPTABLE CONTROLLING PERSON" means (i) with respect to the Borrower, Jack Castle, Jr., Dr. Jack Castle, Loretta Castle, Lisa Castle Donnel, Castle Interests, Ltd. (a limited partnership comprised solely of the members of the immediate family of Dr. Jack Castle), or the members of the immediate family of any of such persons or a trust the beneficiaries of which are exclusively any of such persons or the immediate family of any of such persons, or the estate of any of such persons the executor or executors of which are exclusively any of such persons provided, that "Acceptable Controlling Person" shall exclude Castle Interests, Ltd. if such entity is not beneficially owned exclusively by members of the immediate family of any of such persons, and (ii) with respect to New PC, any person designated by the Company pursuant to any PC Stock Option Agreement or any successor agreement.

        "ACCOUNTS RECEIVABLE PURCHASE AGREEMENTS" shall mean the Accounts Receivable Purchase Agreement dated as of December 19, 1995 between the Borrower and the JHC PC, the Accounts Receivable Purchase Agreement dated as of May 19, 1996, between Castle of Florida and Castle 1st Dental Care, P.A., and the Accounts Receivable Purchase Agreement dated as of May 31, 1996, between Castle of Tennessee and Castle Mid-South Dental Centers, P.C., and such future Accounts Receivable Purchase Agreements entered into by Borrower or any Subsidiary in form and substance satisfactory to Lender, in connection with New Acquisitions approved by Lender.

        "ADDITIONAL COSTS" shall have the meaning assigned such term in Section 5.01(a).

        "ADVANCING TERM NOTE" shall mean the promissory note or notes (whether one or more) of the Borrower described in Section 2.06 hereof and being in the form of Exhibit A-3 hereof, together with any and all renewals, extensions for any period, increases, rearrangements, substitutions or modifications thereof.

        "ADVANCING TERM COMMITMENT" shall mean the amount determined by Section
2.08 hereof.

        "ADVANCING TERM LOAN" shall mean the term loan made pursuant to Section 2.01(c) hereof.

        "ADVANCING TERM LOAN BORROWING BASE" shall mean 2.5 times EBITDA of Borrower as of the end of any fiscal quarter (calculated on a rolling four quarter basis). For the purposes of this definition, for any calculation period which would include one or more quarters prior to the Stock Purchase or Asset Purchase or other future acquisition of an entity, the "rolling four quarters" shall include "pro forma" the EBITDA of any applicable Old PC for such prior periods adjusted to reflect costs and expenses which such applicable Old PC would have included had a Management Services Agreement between Borrower and/or any Subsidiary and such Old PC been in effect (adding back appropriate executive salaries and non-cash charge offs relating to such transaction), PLUS, for fiscal years 1996 and 1997 only, one-time, start-up and acquisition costs incurred by Borrower for New Acquisitions up to a maximum of $500,000 per annum.

        "ADVANCING TERM LOAN TERMINATION DATE" shall mean, unless the Advancing Term Note is sooner prepaid pursuant to Section 2.07 hereunder, June 30, 2001.

        "AFFECTED LOANS" shall have the meaning assigned such term in Section 5.04.

        "AFFILIATE" of any Person shall mean (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "CONTROL" (including, with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean any Person which owns directly or indirectly 50% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 50% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

        "AGREEMENT" shall mean this Amended and Restated Credit Agreement, as the same may from time to time be amended or supplemented.

        "APPLICABLE LENDING OFFICE" shall mean for each Type of Loan, the lending office of the Lender (or an Affiliate of the Lender) designated for such Type of Loan on the signature pages hereof or such other offices of the Lender (or of an Affiliate of the Lender) as the Lender may from time to time specify to the Borrower as the office by which Loans of such Type are to be made and maintained.

        "APPLICABLE MARGIN" :

        (a) for the Term Loan shall mean for the period from the Closing Date of the Original Agreement until receipt of the first Compliance Certificate under Section 8.01 hereof, .5% per annum with respect to Base Rate Loans and 2.75% per annum with respect to Eurodollar Loans. Thereafter, for each calendar quarter the Applicable Margin for the Term Loan shall mean the applicable percentage determined on the first day of the month following the receipt of the quarterly or annual Compliance Certificate.


    FUNDED DEBT TO EBITDA               PRIME + (PER ANNUM)  LIBOR + (PER ANNUM)
=======================================  ==================  ==================
Greater than or = 2.00                            1%               3.50%
Greater than or = 1.50 but less than 2.00         .5%              2.75%
Greater than or = 1.00 but less than 1.50         0%               2.25%
Less than 1.00                                    0%               2.00%
=======================================  ==================  ==================

        (b)    for Revolving Credit Loans shall mean 1/2 of 1% per annum; and

        (c) for the Advancing Term Loan shall mean for the period from the Closing Date until receipt of the first Compliance Certificate under Section 8.01 hereof, 1% per annum with respect to Base Rate Loans and 3.50% per annum with respect to

               Eurodollar Loans. Thereafter, for each calendar quarter the Applicable Margin for the Advancing Term Loan shall mean the applicable percentage determined on the first day of the month following the receipt of the quarterly or annual Compliance Certificate.

    FUNDED DEBT TO EBITDA               PRIME + (PER ANNUM)  LIBOR + (PER ANNUM)
=======================================  ==================  ==================
Greater than or = 2.00                            1%               3.50%
Greater than or = 1.50 but  2.00                  .5%              2.75%
Greater than or = 1.00 but  1.50                  0%               2.25%
Less than 1.00                                    0%               2.00%
=======================================  ==================  ==================

        "ASSET PURCHASE" shall mean those certain acquisitions of all or substantially all of the assets of any Old PC by Borrower or any Subsidiary pursuant to an Asset Purchase Agreement.

        "ASSET PURCHASE AGREEMENTS" shall mean that certain Asset Purchase Agreement dated as of April 29, 1996 by and among Castle of Tennessee, Mid-South Dental Center, P.C. and G. Powell Bilyeu, D.D.S.; and that certain Asset Purchase Agreement dated as of May 31, 1996, by and among Castle of Florida, 1st Dental Care, Inc., Hernando Dental Center, Lester B. Greenberg, D.D.S., P.A., M&B Dental Lab, Inc., and Lester B. Greenberg, D.D.S. and Elisa Greenberg, and such future Asset Purchase Agreements entered into by Borrower or any Subsidiary, in form and substance satisfactory to Lender, in connection with New Acquisitions approved by Lenders.

        "BASE RATE" shall mean, with respect to any Base Rate Loan, for any day, the higher of (i) the Federal Funds Rate for any such day plus 1/2 of 1% or (ii) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

        "BASE RATE LOANS" shall mean Loans that bear interest at rates based upon the Base Rate.

        "BORROWING BASE" shall mean at any time 100% of the value of all Eligible Accounts.

        "BUSINESS DAY" shall mean any day other than a day on which commercial banks are authorized or required to close in Houston, Texas, and, where such term is used in the definition of "Quarterly Date" or if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

        "CASTLE OF FLORIDA" shall mean Castle Dental Centers of Florida, Inc., a Florida corporation and a wholly owned Subsidiary of the Borrower.

        "CASTLE OF TENNESSEE" shall mean Castle Dental Centers of Tennessee, Inc., a Tennessee corporation and a wholly owned Subsidiary of the Borrower.

        "CHANGE OF CONTROL" shall mean at any time,

               (a)    the acquisition or holding by

                      (i) any person (as such term is used in section 13(d) and section 14(d)(2) of the United States Securities Exchange Act of 1934, as amended ("Exchange Act") as in effect on the Closing Date of the Original Agreement) other than an Acceptable Controlling Person,

                      (ii) related Persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the Closing Date of the Original Agreement) other than related Acceptable Controlling Persons constituting such a group, of legal and/or beneficial ownership of more than twenty-five percent (25%) of the capital stock of the Borrower or JHC PC outstanding at such time (excluding for such purpose persons who own shares through any employee benefit plan of the Borrower in connection therewith), provided, however, it shall be deemed a Change of Control in the event that any one or more investor, in the aggregate, under the Securities Purchase Agreement owns or controls legal or beneficial ownership of more than 40% of the Borrower or JHC PC;

               (b) all or substantially all of the assets of the Borrower or JHC PC are sold or otherwise transferred, in a single transaction or in a series of related transactions, to any other Person;

               (c) any merger, consolidation or other similar transaction of, or in respect of, the Borrower or JHC PC which results in the failure by the owners of capital stock (or, in the case of JHC PC, capital stock of JHC PC) on the Closing Date of the Original Agreement to, directly or indirectly in the aggregate, maintain beneficial ownership and voting control of at least fifty percent (50%) of the outstanding capital stock of the surviving entity in such merger, consolidation or similar transaction; or

               (d) any liquidation or dissolution of the Borrower, or action taken by the board of directors of the Borrower to authorize any such liquidation or dissolution.

        "CLOSING DATE" shall mean May 31, 1996.

        "CLOSING DATE OF THE ORIGINAL AGREEMENT" shall mean December 19, 1995.

        "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

        "COMMITMENT" shall mean the Lender's obligation to make the Loans pursuant to Section 2.01. Commitment shall equal the sum of the Revolving Credit Commitment, the Term Commitment, and the Advancing Term Commitment.

        "CONSOLIDATED NET INCOME" shall mean with respect to the Borrower and its Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower and its Consolidated Subsidiaries after allowances for taxes for such period, determined on a consolidated basis in accordance with GAAP; PROVIDED that there shall be excluded from such net income (to the extent otherwise included therein) the following: (i) the net income of any Person in which the Borrower or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and its Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to the Borrower or to a Consolidated Subsidiary, as the case may be; (ii) the net income (but not loss) of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary, or is otherwise restricted or prohibited in each case determined in accordance with GAAP, (iii) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction, (iv) any extraordinary gains or losses, including gains or losses attributable to Property sales not in the ordinary course of business and (v) the cumulative effect of a change in accounting principles and any gains or losses attributable to writeups or writedowns of assets.

        "CONSOLIDATED SUBSIDIARIES" shall mean each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP.

        "DDS" shall mean JHCDDS, Inc., a Texas corporation.

        "DEBT" shall mean, for any Person the sum of the following (without duplication): (i) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments (including principal, interest, fees and charges); (ii) all obligations of such Person (whether contingent or otherwise) in respect of bankers' acceptances, letters of credit, surety or other bonds and similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of Property or services (other than for borrowed money); (iv) all obligations under leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable (whether contingent or otherwise); (v) all obligations under leases which require such Person or its Affiliate to make payments over the term of such lease, including payments at termination, which are substantially equal to at least eighty percent (80%) of the purchase price of the Property subject to such lease plus interest as an imputed rate of interest; (vi) all Debt and other obligations of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; (vii) all Debt (as described in the other clauses of this definition) and other obligations of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debtor or obligations of others; (viii) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (ix) obligations to deliver goods or services in consideration of advance payments; and (x) all obligations of such Person under Hedging Agreements.

        "DEFAULT" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

        "DEFERRED COMPENSATION AGREEMENT" shall mean the Deferred Compensation Agreement dated as of December 19, 1995, among the Borrower and Jack H. Castle, D.D.S.

        "DESIGNATED CONTRACTS" shall mean all those insurance and managed care contracts between any New PC and managed care organizations, insurance companies and other third party payors for (x) payment of dental care costs incurred by such account debtors' insureds or (y) the advance purchase of dental care needs of subscribing patients (for example, capitation and other non-fee for service arrangement), including, without limitation, those listed on Exhibit G hereof and any other similar contracts hereafter entered into by any New PC and other PCs under future management contract with Borrower.

       "DOLLARS" and "$" shall mean lawful money of the United States of America.

        "EBITDA" shall mean, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, taxes, depreciation, depletion and amortization.

        "EFFECTIVE DATE" shall have the meaning assigned such term in Section 11.16.

        "ELIGIBLE ACCOUNTS" shall mean at any time an amount equal to the sum of
(i) 80% of receivables payable by managed care organizations, insurance companies and other third party payors for (x) payment of dental care costs incurred by such account debtors' insureds or (y) the advance purchase of dental care needs of subscribing patients (for example, capitation and other non-fee for service arrangement) which have been outstanding less than 151 days from the date of invoice and (ii) 25% of individual payor or guarantor receivables outstanding less than 91 days from the date of invoice, owing to the Borrower, for services rendered in the ordinary course of business. Eligible Accounts shall not include Medicare and Medicaid receivables. To qualify as an Eligible Account, each of the following statements must be accurate and complete (and the Borrower by including such account in any computation of the Borrowing Base shall be deemed to represent and warrant to the Lender the accuracy and completeness of such statements):

       (a) Borrower owns all right, title and interest in said account.

       (b) Said account is a binding and valid obligation of the obligor thereon in full force and effect;

       (c) Said account is genuine as appearing on its face or as represented in the books and records of the Borrower;

       (d) Said account is free from claims regarding rescission, cancellation or avoidance, whether by operation of law or otherwise;

       (e) Said account is net of concessions, offset or understandings with the obligor thereon of any kind;

       (f) Said account is, and at all times will be, free and clear of all Liens, except in favor of the Lender, and the Lender has a first priority, perfected security interest in such account;

       (g) Said account is derived from services rendered to the obligor or the obligor's insured in the ordinary course of the Borrower's or any New PC's business or purchased pursuant to any Accounts Receivable Purchase Agreement;

       (h) The amount of all such accounts owing by obligors which have 50% or more of their accounts owing to the Borrower longer than the number of days provided above for Eligible Accounts.

       (i) The account debtor has been sent an invoice within 20 days after said account has been entered on the financial records of the provider of this service;

       (j) All consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the execution, delivery and performance of said account by each party obligated thereunder have been duly obtained, effected or given and are in full force and effect if the effect of not obtaining, effecting or giving the same is to cause the Borrower to be unable to collect such account on a timely basis in the ordinary course of business;

       (k) The obligor on said account (i) is not the subject of any bankruptcy or insolvency proceeding, has not had a trustee or receiver appointed for all or a substantial part of its property, has not made an assignment for the benefit of creditors, admitted its inability to pay its debts as they mature or suspended its business, and (ii) is not affiliated, directly or indirectly, with the Borrower;

       (l) The obligor on said account is not the United States of America or any branch or agency thereof; and

       (m) Said account has not been otherwise determined by the Lender, in its good faith discretion, to be unacceptable in accordance with its customary practices for facilities of this nature.

       "ENVIRONMENTAL LAWS" shall mean any and all Governmental Requirements pertaining to health or the environment in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Borrower or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (ii) to the extent the laws of the state in which any Property of the Borrower or any Subsidiary is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

       "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

       "ERISA AFFILIATE" shall mean each trade or business (whether or not incorporated) which together with the Borrower or any Subsidiary would be deemed to be a "single employer" within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

       "ERISA EVENT" shall mean (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder, (ii) the withdrawal of the Borrower, any Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

       "EURODOLLAR LOANS" shall mean Loans the interest rates on which are determined on the basis of rates referred to in the definition of "Fixed Eurodollar Rate".

       "EVENT OF DEFAULT" shall have the meaning assigned such term in Section 10.01.

       "EXCEPTED LIENS" shall mean: (i) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained; (ii) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (iii) operators', vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business or statutory landlord's liens, each of which is in respect of obligations that have not been outstanding more than 90 days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP; (iv) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way or other Property of the Borrower or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title of any rights of way or other Property which in the aggregate do not materially impair the use of such rights of way or other Property for the purposes of which such rights of way and other Property are held by the Borrower or any

Subsidiary or materially impair the value of such Property subject thereto; and
(v) Liens permitted by the Security Instruments.

       "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with a member of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the date for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Lender on such day on such transactions.

       "FINAL MATURITY DATE" shall mean, unless the Term Note is sooner prepaid pursuant to Section 2.07 hereof, June 15, 2001.

       "FINANCIAL STATEMENTS" shall mean the financial statement or statements of the Borrower and its Consolidated Subsidiaries described or referred to in
Section 7.02.

       "FIXED EURODOLLAR RATE" shall mean, with respect to any Eurodollar Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by the Lender at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two (2) Business Days prior to the first day of the Interest Period for such Loan for the offering by the Lender to leading lenders in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to be made by the Lender for such Interest Period.

       "FIXED RATE" shall mean, with respect to any Eurodollar Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Lender to be equal to the quotient of (i) the Fixed Eurodollar Rate for such Loan for the Interest Period for such Loan divided by (ii) 1 minus the Reserve Requirement for such Loan for such Interest Period.

       "FUNDED DEBT" shall mean, at any date and with respect to any Person, all Debt of such Person for borrowed money, any capital lease obligations of such Person and any guaranty of such Person with respect to Funded Debt of another person.

       "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

       "GOVERNMENTAL AUTHORITY" shall include the country, the state, county, city and political subdivisions in which any Person or such Person's Property is located or which exercises valid jurisdiction over any such Person or such Person's Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities which exercises valid jurisdiction over any such Person or such Person's Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Borrower, its Subsidiaries or any of their Property or the Lender or any Applicable Lending Office.

       "GOVERNMENTAL REQUIREMENT" shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

       "GUARANTORS" shall mean Jack H. Castle, Jr. and each Subsidiary which may execute a Guaranty Agreement pursuant to Section 9.19.

       "GUARANTY AGREEMENT" shall mean an agreement executed by the Guarantors in form and substance satisfactory to the Lender guarantying, unconditionally, payment of the Indebtedness, as the same may be amended, modified or supplemented from time to time.

       "HEDGING AGREEMENTS" shall mean any commodity, interest rate or currency swap, rate cap, rate floor, rate collar, forward agreement or other exchange or rate protection agreements or any option with respect to any such transaction.

       "HIGHEST LAWFUL RATE" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to the Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

       "INDEBTEDNESS" shall mean any and all amounts owing or to be owing by the Borrower or any Subsidiary to the Lender in connection with the Loan Documents, and any Hedging Agreements now or hereafter entered into between the Borrower and the Lender or any Affiliate of the Lender, and all renewals, extensions and/or rearrangements of any of the above.

       "INDEMNIFIED PARTIES" shall have the meaning assigned such term in
Section 11.03(b).

       "INDEMNITY MATTERS" shall mean any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action made or threatened against a Person and, in connection therewith, all losses, liabilities, damages (including, without limitation, consequential damages) or reasonable costs and expenses of any kind or nature whatsoever incurred by such Person whether caused by the sole or concurrent negligence of such Person seeking indemnification.

       "INITIAL FUNDING" shall mean the funding of the initial Loans pursuant to
Section 6.01 hereof.

       "INTEREST PERIOD" shall mean, with respect to any Eurodollar Loan, the period commencing on the date such Eurodollar Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in Section 2.02 (or such longer period as may be requested by the Borrower and agreed to by the Lender), except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

       Notwithstanding the foregoing: (i) no Interest Period may commence before and end after the Revolving Credit Termination Date with respect to any Revolving Credit Loan, the Final Maturity Date with respect to the Term Loan and the Advancing Term Loan Termination Date with respect to any Advancing Term Loan; (ii) no Interest Period for any Eurodollar Loan may end after the due date of any installment, if any, provided for in Section 3.01 hereof to the extent that such Eurodollar Loan would need to be prepaid prior to the end of such Interest Period in order for such installment to be paid when due; (iii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iv) no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loans would otherwise be for a shorter period, such Loans shall not be available hereunder.

       "JHC PC" shall mean Jack H. Castle, D.D.S., P.C., a Texas professional corporation.

       "LIEN" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (i) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "LIEN" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

       "LOAN DOCUMENTS" shall mean this Agreement, the Notes and the Security Instruments.

       "LOANS" shall mean the loans as provided for by Section 2.01(a), (b) and
(c). "Loans" shall include the Revolving Credit Loan, the Term Loan and the Advancing Term Loan.

       "MANAGEMENT SERVICES AGREEMENTS" shall mean the Management Services Agreement between the Borrower and JHC PC, dated effective December 19, 1995, the Management Services Agreement between Castle of Florida and Castle 1st Dental Care, P.A., effective May 19, 1996, the Management Services Agreement between Castle of Tennessee and Castle Mid-South Dental Centers, P.C., effective May 31, 1996, and all such future Management Service Agreements hereafter entered into by Borrower or any Subsidiary, in form and substance satisfactory to Lender, in connection with New Acquisitions approved by Lender.

       "MATERIAL ADVERSE EFFECT" shall mean any material and adverse effect on
(i) the assets, liabilities, financial condition, business, operations or affairs of the Borrower different from those reflected in the Financial Statements or from the facts represented or warranted in this Agreement or any Security Instrument, or (ii) the ability of the Borrower or the Guarantors to carry out its business as at the Closing Date of the Original Agreement or as proposed as of the Closing Date of the Original Agreement to be conducted or meet their obligations under the Loan Documents on a timely basis.

       "MAXIMUM CREDIT AMOUNT" at any time shall equal $3,000,000.00 as the same may be reduced pursuant to Section 2.03(b).

       "MORTGAGED PROPERTY" shall mean the Property owned by the Borrower and which is subject to the Liens existing and to exist under the terms of the Security Instruments.

       "MULTIEMPLOYER PLAN" shall mean a Plan defined as such in Section 3(37) or 4001(a)(3) of ERISA.

       "NEW ACQUISITION" shall mean the acquisition or start up of dental practices and/or management service organizations using proceeds of the Advancing Term Loan as permitted by the Agreement.

       "NEW PC" shall mean JHC PC, and all such new professional corporations or professional associations which hereafter become a party to future Management Services Agreements and Accounts Receivable Purchase Agreements with Borrower or any Subsidiary pursuant to New Acquisitions approved by Lender.

       "NOTES" shall mean the Notes provided for by Section 2.06, together with any and all renewals, extensions for any period, increases, rearrangements, substitutions or modifications thereof. The "Notes" shall include the Revolving Credit Note, the Term Note, and the Advancing Term Note.

       "OLD PC" shall mean DDS, 1st Dental Care, Inc. Mid-South Dental Centers, P.C., and all entities whose assets hereafter are acquired during New Acquisitions.

       "ORIGINAL AGREEMENT" shall mean that certain Credit Agreement dated as of December 19, 1996, executed by Borrower and Lender.

        "OTHER TAXES" shall have the meaning assigned such term in Section 4.04(b).

        "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions.

       "PC STOCK OPTION AGREEMENT" shall mean the Stock Option Agreement between Jack H. Castle, D.D.S. and the Borrower dated as of December 19, 1995, relating to the shares of capital stock of JHC PC, the Option Agreement between Castle of Florida and Lester B. Greenberg, D.D.S., dated as of May 19, 1996, relating to the shares of capital stock of Castle 1st Dental Care P.A., the Option Agreement between Castle of Tennessee and G. Powell Bilyeu, dated as of May 31, 1996, relating to the shares of capital stock of Castle Mid-South Dental Centers, P.C., and such future stock option agreements entered into by Borrower or any Subsidiary, in form and substance satisfactory to Lender, in connection with the New Acquisitions approved by Lender.

       "PERSON" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

       "PLAN" shall mean any employee pension benefit plan, as defined in
Section 3(2) of ERISA, which (i) is currently or hereafter sponsored, maintained or contributed to by the Borrower, any Subsidiary or an ERISA Affiliate or (ii) was at any time during the preceding six calendar years, sponsored, maintained or contributed to, by the Borrower, any Subsidiary or an ERISA Affiliate.

       "POST-DEFAULT RATE" shall mean, in respect of any principal of any Loan or any other amount payable by the Borrower under this Agreement or the Notes which is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full or the default is cured or waived equal to 2% per annum above the Base Rate as in effect from time to time plus the Applicable Margin (if any), but in no event to exceed the Highest Lawful Rate provided that, if such amount in default is principal of a Eurodollar Loan, the "Post-Default Rate" for such principal shall be, for the period commencing on the due date and ending on the last day of the Interest Period therefor, 3% per annum above the interest rate for such Loan as provided in Section 3.02(b), but in no event to exceed the Highest Lawful Rate.

       "PRIME RATE" shall mean the rate of interest from time to time announced publicly by the Lender at the Principal Office as its prime commercial lending rate. Such rate is set by the

Lender as a general reference rate of interest, taking into account such factors as the Lender may deem appropriate, it being understood that many of the Lender's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Lender may make various commercial or other loans at rates of interest having no relationship to such rate.

       "PRINCIPAL OFFICE" shall mean the principal office of the Lender, presently located at 700 Louisiana, Houston, Harris County, Texas 77002.

       "PRIOR REVOLVING CREDIT NOTE" shall mean that certain promissory note dated December 19, 1995, in the face amount of $3,000,000, executed by Borrower and payable to the order of Lender as therein provided, which Prior Revolving Credit Note was issued by Borrower under and pursuant to the Original Agreement.

       "PRIOR TERM NOTE" shall mean that certain promissory note dated December 19, 1995, in the face amount of $6,000,000, executed by the Borrower and payable to the order of Lender as therein provided, which Prior Term Note was issued by Borrower under and pursuant to the Original Agreement.

       "PROPERTY" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

       "QUARTERLY DATES" shall mean the fifteenth day of each March, June, September, and December, in each year, the first of which shall be March 15, 1996; provided, however, that if any such day is not a Business Day, such Quarterly Date shall be the next succeeding Business Day.

       "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

       "REGULATORY CHANGE" shall mean any change after the Closing Date of the Original Agreement in any Governmental Requirement (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of lenders (including the Lender or its Applicable Lending Office) of or under any Governmental Requirement (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

       "RESERVE REQUIREMENT" shall mean, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Fixed Eurodollar Rate for Eurodollar Loans is to be determined as provided in the definition of "Fixed Eurodollar Rate" or
(ii) any category of extensions of credit or other assets which include a Eurodollar Loan.

       "RESPONSIBLE OFFICER" shall mean, as to any Person, the Chief Executive Officer, the President or any Vice President of such Person and, with respect to financial matters, the term "Responsible Officer" shall include the Chief Financial Officer and Treasurer of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

       "REVOLVING CREDIT COMMITMENT" shall mean the amount determined by Section 2.03(a).

       "REVOLVING CREDIT LOAN" shall mean Loans made pursuant to Section 2.01(a) hereof.

       "REVOLVING CREDIT NOTE" shall mean the promissory note or notes (whether one or more) of the Borrower described in Section 2.06 hereof and being in the form of Exhibit A-1 hereto, together with any and all renewals, extensions for any period, increases, rearrangements, substitutions or modifications thereof.

       "REVOLVING CREDIT PERIOD" shall mean the period from the Closing Date to and ending on the Revolving Credit Termination Date.

       "REVOLVING CREDIT TERMINATION DATE" shall mean, unless the Commitment is sooner terminated pursuant to Sections 2.03(b) or 10.02 hereof, June 30, 1997.

       "SEC" shall mean the Securities and Exchange Commission or any successor Governmental Authority.

       "SECURITY INSTRUMENTS" shall mean the agreements or instruments described or referred to in Exhibit E, and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower or any other Person (other than participation or similar agreements between the Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of the Notes, or this Agreement, as such agreements may be amended, supplemented or restated from time to time.

       "SECURITIES PURCHASE AGREEMENT" shall mean the Securities Purchase Agreement dated as of December 19, 1995 among the Borrower and each of the investors signatory thereto.

       "SENIOR FUNDED DEBT" shall mean all Funded Debt except Subordinated Debt.

        "STOCK PURCHASE" shall mean that certain acquisition of all capital stock of any Old PC by Borrower pursuant to a Stock Purchase Agreement.

        "STOCK PURCHASE AGREEMENT" shall mean that certain Stock Purchase Agreement dated as of December 19, 1995, between the Borrower and Jack H. Castle, D.D.S., and such future Stock Purchase Agreements entered into by Borrower or any Subsidiary, in form and substance satisfactory to Lender, in connection with New Acquisitions approved by Lenders.

        "SUBORDINATED DEBT" shall mean such Debt of the Borrower incurred pursuant to the Securities Purchase Agreement in the amount of $7,500,000.00 subordinated to the Indebtedness.

        "SUBSIDIARY" shall mean any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of its Subsidiaries or by the Borrower and one or more of its Subsidiaries.

       "TAXES" shall have the meaning assigned such term in Section 4.04(a).

       "TERM COMMITMENT" shall mean $6,000,000.00.

       "TERM LOAN" shall mean the term loan made pursuant to Section 2.01(b) hereof.

       "TERM NOTE" shall mean the promissory note or notes (whether one or more) of the Borrower described in Section 2.06 hereof and being in the form of Exhibit A-2 hereto, together with any and all renewals, extensions for any period, increases, rearrangements, substitutions or modifications thereof.

       "TYPE" shall mean, with respect to any Loan, a Base Rate Loan or a Eurodollar Loan.

       "WHOLLY-OWNED SUBSIDIARY" shall mean, as to the Borrower, any Subsidiary of which all of the outstanding shares of stock having by the terms thereof ordinary voting power to elect the board of directors of such corporation, other than directors' qualifying shares, are owned or controlled by the Borrower or one or more of the Wholly-Owned Subsidiaries or by the Borrower and one or more of the Wholly-Owned Subsidiaries.

       Section 1.03 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Lender hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the audited financial statements of the

Borrower referred to in Section 7.02 (except for changes concurred with by the Borrower's independent public accountants).

                                   ARTICLE II
                                   Commitments

        Section 2.01  LOANS.

        (a) REVOLVING CREDIT LOANS. The Lender agrees, on the terms of this Agreement, to make Loans to the Borrower during the period from and including the Closing Date to and up to, but excluding, the Revolving Credit Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Revolving Credit Commitment as then in effect. Subject to the terms of this Agreement, during the period from the Closing Date to and up to, but excluding, the Revolving Credit Termination Date, the Borrower may borrow, repay and reborrow the amount described in this Section 2.01(a). The initial advance hereunder will be a rearrangement and continuation of the balance outstanding on the Revolving Credit Loans under the Original Agreement.

        (b) TERM LOAN. The Lender agrees, subject to the terms and conditions of this Agreement, to make a Term Loan to the Borrower not to exceed $6,000,000.00 (the principal balance outstanding on the Term Loan under the Original Agreement). Such Term Loan shall be made by way of a rearrangement and continuation of the balance outstanding on the Term Loan under the Original Agreement.

        (c) ADVANCING TERM LOAN. The Lender agrees to make an Advancing Term Loan, subject to the terms and conditions of this Agreement, available in multiple advances, to the Borrower not to exceed the Advancing Term Commitment. Such Advancing Term Loan shall be made by way of multiple advances (which, as to any individual advance, once repaid, may not be reborrowed) from time to time during the period from the Closing Date to and up to but excluding June 30, 1997, in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Advancing Term Commitment as then in effect.

        (d) LIMITATION ON TYPES OF LOANS. Subject to the other terms and provisions of this Agreement, at the option of the Borrower, the Loans may be Base Rate Loans or Eurodollar Loans; provided that no more than ten (10) Eurodollar Loans may be outstanding at any time.

        Section 2.02  BORROWINGS, CONTINUATIONS AND CONVERSIONS.

        (a) BORROWINGS. The Borrower shall give the Lender advance notice as hereinafter provided of each borrowing hereunder, which shall specify the aggregate amount of such borrowing, the Type and the date (which shall be a Business Day) of the Loans to be borrowed and (in the case of Eurodollar Loans) the duration of the Interest Period therefor.

        (b) MINIMUM AMOUNTS. All Base Rate Loan borrowings shall be in amounts of at least $10,000 or the remaining balance of the Revolving Credit Commitment, if less, and all Eurodollar Loans shall be in amounts of at least $100,000.

        (c) NOTICES. All borrowings, continuations and conversions shall require advance written notice to the Lender in the form of Exhibit B hereto (or telephonic notice promptly confirmed by such a written notice), which in each case shall be irrevocable, from the Borrower to be received by the Lender not later than 11:00 a.m. Houston, Texas, time at least one Business Day prior to the date of each Base Rate Loan borrowing and three Business Days prior to the date of each Eurodollar Loan borrowing, continuation or conversion. Without in any way limiting the Borrower's obligation to confirm in writing any telephonic notice, the Lender may act without liability upon the basis of telephonic notice believed by the Lender in good faith to be from the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Lender's record of the terms of such telephonic notice except in the case of gross negligence or willful misconduct by the Lender.

        (d) CONTINUATION OPTIONS. Subject to the provisions made in this Section 2.02(d), the Borrower may elect to continue all or any part of any Eurodollar Loan beyond the expiration of the then current Interest Period relating thereto by giving advance notice as provided in Section 2.02(c) to the Lender of such election, specifying the amount of such Loan to be continued and the Interest Period therefor. In the absence of such a timely and proper election, the Borrower shall be deemed to have elected to convert such Eurodollar Loan to a Base Rate Loan pursuant to Section 2.02(e). All or any part of any Eurodollar Loan may be continued as provided herein, provided that (i) any continuation of any such Loan shall be (as to each Loan as continued for an applicable Interest Period) in amounts of at least $100,000 and (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, each Eurodollar Loan shall be converted to a Base Rate Loan on the last day of the Interest Period applicable thereto.

        (e) CONVERSION OPTIONS. The Borrower may elect to convert all or any part of any Eurodollar Loan on the last day of the then current Interest Period relating thereto to a Base Rate Loan by giving advance notice to the Lender of such election. Subject to the provisions made in this Section 2.02(e), the Borrower may elect to convert all or any part of any Base Rate Loan at any time and from time to time to a Eurodollar Loan by giving advance notice as provided in Section 2.02(c) to the Lender of such election. All or any part of any outstanding Loan may be converted as provided herein, provided that (i) any conversion of any Base Rate Loan into a Eurodollar Loan shall be (as to each such Loan into which there is a conversion for an applicable Interest Period) in amounts of at least $100,000 and (ii) no Default shall have occurred and be continuing. If no Default shall have occurred and be continuing, each Base Rate Loan may be converted into a Eurodollar Loan.

        (f) ADVANCES. Not later than 11:00 a.m. Houston, Texas, time on the date specified for each borrowing hereunder, the Lender shall make available the amount of the Loans to be made on such date in immediately available funds, for the account of the Borrower. The amount shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by transferring the same, in immediately available funds, to an account of the Borrower, designated by the Borrower and maintained at the Principal Office.

        Section 2.03  CHANGES OF REVOLVING CREDIT COMMITMENT.

        (a) The Revolving Credit Commitment shall at all times be equal to the lesser of (i) the Maximum Credit Amount after adjustments resulting from reductions pursuant to Section 2.03(b) hereof or (ii) the Borrowing Base as determined from time to time.

        (b) The Borrower shall have the right to terminate or to reduce the amount of the Maximum Credit Amount at any time or from time to time upon not less than three (3) Business Days' prior notice to the Lender of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall not be less than $100,000 or any whole multiple of $100,000 in excess thereof) and shall be irrevocable and effective only upon receipt by the Lender.

        (c) The Maximum Credit Amount once terminated or reduced may not be reinstated.

        Section 2.04  FEES.

        (a) FACILITY FEE. Borrower will pay Lender, on the Closing Date, a facility fee equal to $86,000.

        (b) COMMITMENT FEE. The Borrower shall pay to the Lender a commitment fee on the daily average unused amount of the Revolving Credit Commitment for the period from and includ ing the Closing Date up to but excluding the earlier of the date the Revolving Credit Commitment is terminated or the Revolving Credit Termination Date, at the applicable percentage based on the ratio of Funded Debt to EBITDA.

           FUNDED DEBT TO EBITDA              UNUSED FEE (PER
                                                   ANNUM)
============================================ ==================
Greater than or = 2.00                          .5%
Greater than or = 1.50 but less than 2.00       .375%
Greater than or = 1.00 but less than 1.50       .375%
Less than  1.00                                 .25%
============================================ ==================

        Accrued commitment fees shall be determined and adjusted on the same dates as Applicable Margin is determined and shall be payable on each Quarterly Date and on the earlier of the date the Revolving Credit Commitment is terminated or the Revolving Credit Termination Date. Until receipt of the first Compliance Certificate under Section 8.01, the unused fee shall be .375%.

        (c) SUCCESS FEE. (i) Borrower shall pay Lender a success fee based on
(A) 2% of the amount of the Term Loan prepaid if the Term Loan is prepaid within twelve (12) months from the Closing Date of the Original Agreement and (B) 1% of the amount of the Term Loan prepaid if the Term Loan is prepaid within the first twenty-four (24) months, but after the first twelve (12) months from the Closing Date of the Original Agreement; and (ii) Borrower shall pay Lender a success fee based on (A) 2% of the amount of the Advancing Term Loan prepaid if the Advancing Term Loan is prepaid within twelve (12) months from the Closing Date and (B) 1% of the amount of the Advancing Term Loan prepaid if the Advancing Term Loan is prepaid within the first twenty-four (24) months, but after the first twelve (12) months from the Closing Date.

        Section 2.05 LENDING OFFICES. The Loans of each Type shall be made and maintained at the Lender's Applicable Lending Office for Loans of such Type.

        Section 2.06 NOTES. The Term Loan shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A-2 hereto, dated as of the Closing Date, payable to the order of the Lender and otherwise duly completed. The Revolving Credit Loans shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A-1 hereto, dated the Closing Date, payable to the order of the Lender in a principal amount equal to the Revolving Credit Commitment and otherwise duly completed. The Advancing Term Loan shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A-3 hereto, dated the Closing Date, payable to the order of the Lender and otherwise duly completed. The date, amount, Type, interest rate and Interest Period of each Loan and all payments made on account of the principal thereof, shall be recorded by the Lender on its books for the Notes, and, prior to any transfer, endorsed by the Lender on the schedule attached to such

Notes or any continuation thereof. Such records shall be deemed conclusive absent manifest error.

        Section 2.07  PREPAYMENTS.

        (a) The Borrower may prepay the Base Rate Loans upon not less than one
(1) Business Day's prior notice to the Lender, which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be at least $10,000 or the remaining principal balance outstanding on the subject Note) and shall be irrevocable and effective only upon receipt by the Lender, provided that interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date. The Borrower may prepay Eurodollar Loans on the same condition as Base Rate Loans and in addition such prepayments of Eurodollar Loans shall be subject to the terms of Section 5.05 and shall be in an amount equal to all of the Eurodollar Loans for the Interest Period being prepaid.

        (b) If, after giving effect to any termination or reduction of the Revolving Credit Commitment pursuant to Section 2.03(b), the outstanding aggregate principal amount of the Loans exceeds the Revolving Credit Commitment, the Borrower shall prepay the Loans on the date of such termination or reduction in an aggregate principal amount equal to the excess, together with interest on the principal amount paid accrued to the date of such prepayment.

        (c) Upon any redetermination of the amount of the Borrowing Base if the redetermined Borrowing Base is less than the aggregate outstanding principal amount of the Revolving Credit Loans, then the Borrower shall within thirty (30) days of receipt of written notice thereof: prepay the Revolving Credit Loans in an aggregate principal amount equal to such excess, together with interest on the principal amount paid accrued to the date of such prepayment.

        (d) Prepayments permitted or required under this Section 2.07 shall be without premium or penalty, except as required under Section 2.04(c) for prepayment of the Term Loan and the Advancing Term Loan and under Section 5.05 for prepayment of Eurodollar Loans. Any prepayments on the Revolving Credit Loan may be reborrowed subject to the then effective Revolving Credit Commitment. Any prepayments on the Term Loan may not be reborrowed and shall be applied to installments on the Term Note in the inverse order of maturity. Any prepayments on the Advancing Term Loan may not be reborrowed and shall be applied to installments on the Advancing Term Loan in the inverse order of maturity.

        (e) Upon any redetermination of the amount of the Advancing Term Loan Borrowing Base if the redetermined Advancing Term Loan Borrowing Base is less than the aggregate outstanding principal amount of the Advancing Term Loan, then the Borrower shall within thirty (30) days of receipt of written notice thereof, prepay the Advancing Term Loan in an aggregate principal amount equal to such excess, together with interest on the principal amount paid accrued to the date of such prepayment.

        Section 2.08 CHANGES OF ADVANCING TERM COMMITMENT. The Advancing Term Commitment shall at all times be equal to the lesser of (i) $10,000,000 or (ii) the Advancing Term Loan Borrowing Base as determined from time to time.

                                   ARTICLE III
                       Payments of Principal and Interest

        Section 3.01 REPAYMENT OF LOANS. The Borrower will pay to the Lender, the principal payments required by this Section 3.01. On the Revolving Credit Termination Date the Borrower shall repay the outstanding principal amount of the Revolving Credit Note. Commencing on June 15, 1996, and on each Quarterly Date thereafter, the principal amount of the Term Note shall be payable in twenty (20) installments in the principal amount of $300,000 each, with final payment of the remaining principal balance on the Term Note due on the Final Maturity Date. For the purposes of the repayments of the Advancing Term Loan, each advance (an "ADVANCING TERM LOAN ADVANCE") made hereunder shall be repayable in a separately determined repayment schedule. Each such Advancing Term Loan Advance shall be repayable in installments equal to 1/20th of the amount of the Advancing Term Loan Advance commencing on September 15, 1996 and continuing on each Quarterly Date thereafter; provided, however, that all Advancing Term Loan Advances not previously repaid shall be due and payable on the Advancing Term Loan Termination Date.

        Section 3.02 INTEREST. The Borrower will pay to the Lender interest on the unpaid principal amount of each Loan for the period commencing on the date such Loan is made to but excluding the date such Loan shall be paid in full, at the following rates per annum:

        (i) if such a Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate; and

        (ii) if such a Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Fixed Rate for such Loan plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

Notwithstanding the foregoing, the Borrower will pay to the Lender interest at the applicable Post- Default Rate on any principal of any Loan, and (to the fullest extent permitted by law) on any other amount payable by the Borrower hereunder, under any Security Instrument or under the Notes which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof until the same is paid in full.

Accrued interest on the Base Rate Loans shall be payable quarterly commencing on March 15, 1996, and on each Quarterly Date thereafter and accrued interest on each Eurodollar Loan shall be payable on the last day of the Interest Period therefor and, if such Interest Period is longer than three months at three-month intervals following the first day of such Interest Period and interest on any Eurodollar Loan that is converted into a Base Rate Loan (pursuant to Section 5.04) shall be payable on the date of conversion (but only to the extent so converted).

Promptly after the determination of any interest rate provided for herein or any change therein, the Lender shall notify the Borrower thereof. Each determination by the Lender of an interest rate or fee hereunder shall, except in cases of manifest error, be final, conclusive and binding on the parties.


                                   ARTICLE IV
                          Payments; Computations; Etc.

        Section 4.01 PAYMENTS. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement and the Notes shall be made in Dollars, in immediately available funds, to the Lender at such account as the Lender shall specify by notice to the Borrower from time to time, not later than 11:00 a.m. Houston, Texas, time on the date on which such payments shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Such payments shall be made without (to the fullest extent permitted by applicable law) defense, set-off or counterclaim. Each payment to be made to the Lender under this Agreement or the Notes shall be paid promptly to the Lender, in immediately available funds. If the due date of any payment under this Agreement or the Notes would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension. At the time of each payment of any principal of or interest on any borrowing to the Lender, the Borrower shall notify the Lender of the Loans to which such payment shall apply. In the absence of such notice the Lender may specify the Loans to which such payment shall apply, but to the extent possible such payment or prepayment will be applied first to the Loans comprised of Base Rate Loans.

        Section 4.02 COMPUTATIONS. Interest on all Loans and fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable, unless such calculation would exceed the Highest Lawful Rate, in which case interest shall be calculated on the per annum basis of a year of 365 or 366 days, as the case may be.

        Section 4.03 SET-OFF. The Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim the Lender may otherwise have, the Lender shall have the right and be entitled, at its option, to offset balances held by it or by any of its

Affiliates for account of the Borrower or any Subsidiary at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of the Loans or any other amount payable to the Lender hereunder, which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower thereof, provided that Lender's failure to give such notice shall not affect the validity thereof.

        Section 4.04  TAXES.

        (a) PAYMENTS FREE AND CLEAR. Any and all payments by the Borrower hereunder shall be made, in accordance with Section 4.01, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, taxes imposed on its income, and franchise or similar taxes imposed on it, by (i) any jurisdiction (or political subdivision thereof) of which the Lender, is a citizen or resident or in which the Lender has an Applicable Lending Office, (ii) the jurisdiction (or any political subdivision thereof) in which the Lender is organized, or (iii) any jurisdiction (or political subdivision thereof) in which the Lender is presently doing business which taxes are imposed solely as a result of doing business in such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lender (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.04) the Lender shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

        (b) OTHER TAXES. In addition, to the fullest extent permitted by applicable law, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any Security Instrument (hereinafter referred to as "OTHER TAXES").

        (c) INDEMNIFICATION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER WILL INDEMNIFY THE LENDER FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES (INCLUDING, BUT NOT LIMITED TO, ANY TAXES OR OTHER TAXES IMPOSED BY ANY GOVERNMENTAL AUTHORITY ON AMOUNTS PAYABLE UNDER THIS SECTION 4.04) PAID BY THE LENDER, AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED UNLESS THE PAYMENT OF SUCH TAXES WAS NOT CORRECTLY OR LEGALLY ASSERTED AND THE LENDER'S PAYMENT OF SUCH TAXES OR OTHER TAXES WAS THE RESULT OF ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. ANY PAYMENT PURSUANT TO SUCH INDEMNIFICATION SHALL BE MADE WITHIN THIRTY (30) DAYS AFTER THE DATE THE LENDER MAKES WRITTEN DEMAND

THEREFOR. IF THE LENDER RECEIVES A REFUND OR CREDIT IN RESPECT OF ANY TAXES OR OTHER TAXES FOR WHICH THE LENDER HAS RECEIVED PAYMENT FROM THE BORROWER IT SHALL PROMPTLY NOTIFY THE BORROWER OF SUCH REFUND OR CREDIT AND SHALL, IF NO DEFAULT HAS OCCURRED AND IS CONTINUING, WITHIN THIRTY (30) DAYS AFTER RECEIPT OF A REQUEST BY THE BORROWER (OR PROMPTLY UPON RECEIPT, IF THE BORROWER HAS REQUESTED APPLICATION FOR SUCH REFUND OR CREDIT PURSUANT HERETO), PAY AN AMOUNT EQUAL TO SUCH REFUND OR CREDIT TO THE BORROWER WITHOUT INTEREST (BUT WITH ANY INTEREST SO REFUNDED OR CREDITED), PROVIDED THAT THE BORROWER, UPON THE REQUEST OF THE LENDER, AGREES TO RETURN SUCH REFUND OR CREDIT (PLUS PENALTIES, INTEREST OR OTHER CHARGES) TO THE LENDER IN THE EVENT THE LENDER IS REQUIRED TO REPAY SUCH REFUND OR CREDIT.

                                    ARTICLE V
                         Yield Protection and Illegality

        Section 5.01  EURODOLLAR REGULATIONS, ETC.

        (a) EURODOLLAR REGULATIONS, ETC. The Borrower shall pay directly to Lender from time to time such amounts as the Lender may determine to be necessary to compensate the Lender for any costs which it determines are attributable to its making or maintaining of any Eurodollar Loans hereunder or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by the Lender hereunder in respect of any of such Eurodollar Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to the Lender under this Agreement or the Notes in respect of any of such Eurodollar Loans (other than taxes imposed on the overall net income of the Lender or of its Applicable Lending Office for any of such Eurodollar Loans by the jurisdiction of the Principal Office or Applicable Lending Office); or (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirements (other than the Reserve Requirement utilized in the determination of the Fixed Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of the Lender (including any of such Eurodollar Loans or any deposits referred to in the definition of "Fixed Eurodollar Rate" in Section 1.02 hereof), or the Commitment or the Eurodollar interbank market; or (iii) imposes any other condition affecting this Agreement or the Notes (or any of such extensions of credit or liabilities) or the Commitment. The Lender will notify the Borrower of any event occurring after the Closing Date which will entitle the Lender to compensation pursuant to this Section 5.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for the Loans affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of the Lender, be disadvantageous to it, provided that it shall have no obligation to so designate an Applicable Lending Office located in the United States. If the Lender requests compensation from the Borrower under this Section

5.01(a), the Borrower may, by notice to the Lender, suspend the obligation of the Lender to make additional Loans of the Type with respect to which such compensation is requested until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

        (b) REGULATORY CHANGE. Without limiting the effect of the provisions of
Section 5.01(a), in the event that, by reason of any Regulatory Change or any other circumstances arising after the Closing Date affecting the Lender, the Eurodollar interbank market or the Lender's position in such market, the Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of the Lender which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of the Lender which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if the Lender so elects by notice to the Borrower, the obligation of the Lender to make additional Eurodollar Loans shall be suspended until such Regulatory Change or other circumstances ceases to be in effect (in which case the provisions of Section
5.04 shall be applicable).

        (c) CAPITAL ADEQUACY. Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Borrower shall pay directly to the Lender from time to time on request such amounts as the Lender may reasonably determine to be necessary to compensate it or its parent or holding company for any costs which it determines are attributable to the maintenance by it or its parent or holding company (or any Applicable Lending Office), pursuant to any Governmental Requirement following any Regulatory Change, of capital in respect of the Commitment, the Notes, the Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of the Lender or its parent or holding company (or any Applicable Lending Office) to a level below that which the Lender or its parent or holding company (or any Applicable Lending Office) could have achieved but for such Governmental Requirement). The Lender will notify the Borrower that it is entitled to compensation pursuant to this Section 5.01(c) as promptly as practicable after it determines to request such compensation.

        (d) COMPENSATION PROCEDURE. If Lender notifies the Borrower of the incurrence of additional costs under this Section 5.01, such notice to the Borrower shall set forth the basis and amount of its request for compensation. Determinations and allocations by the Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to Section 5.01(a) or (b), or of the effect of capital maintained pursuant to Section 5.01(c)(a), on its costs or rate of return of maintaining Loans or its obligation to make Loans or on amounts receivable by it in respect of Loans and of the amounts required to compensate the Lender under this Section 5.01, shall be conclusive and binding for all purposes, provided that such determinations and allocations are made on a reasonable basis. Any request for additional compensation under this Section 5.01 shall be paid by the Borrower within thirty (30) days of the receipt by the Borrower of the notice described in this Section 5.01(d)(c).

        Section 5.02 LIMITATION ON EURODOLLAR LOANS. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Fixed Eurodollar Rate for any Interest Period:

        (i) the Lender determines (which determination shall be conclusive absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of "Fixed Eurodollar Rate" in Section
1.02 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

        (ii) the Lender determines (which determination shall be conclusive absent manifest error) that the relevant rates of interest referred to in the definition of "Fixed Eurodollar Rate" in Section 1.02 upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely to adequately cover the cost to the Lender of making or maintaining Eurodollar Loans;

then the Lender shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lender shall be under no obligation to make additional Eurodollar Loans.

        Section 5.03 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for the Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then the Lender shall promptly notify the Borrower thereof and the Lender's obligation to make Eurodollar Loans shall be suspended until such time as the Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 shall be applicable).

        Section 5.04 BASE RATE LOANS PURSUANT TO SECTIONS 5.01, 5.02 AND 5.03. If the obligation of the Lender to make Eurodollar Loans shall be suspended pursuant to Sections 5.01, 5.02 or 5.03 ("AFFECTED LOANS"), all Affected Loans which would otherwise be made by the Lender shall be made instead as Base Rate Loans (and, if an event referred to in Section 5.01(b) or Section 5.03 has occurred and the Lender so requests by notice to the Borrower, all Affected Loans then outstanding shall be automatically converted into Base Rate Loans on the date specified by the Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) Base Rate Loans, all payments of principal which would otherwise be applied to the Affected Loans shall be applied instead to Base Rate Loans.

        Section 5.05 COMPENSATION. The Borrower shall pay to the Lender within thirty (30) days of receipt of written request of Lender (which request shall set forth, in reasonable detail, the basis for requesting such amounts and which shall be conclusive and binding for all purposes provided that such determinations are made on a reasonable basis), such amount or amounts as shall compensate it for any loss, cost, expense or liability which the Lender reasonably determines are attributable to:

        (i) any payment, prepayment or conversion of a Eurodollar Loan properly made by the Lender or the Borrower for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10.01) on a date other than the last day of the Interest Period for such Loan; or

        (ii) any failure by the Borrower for any reason (including but not limited to, the failure of any of the conditions precedent specified in Article VI to be satisfied) to borrow, continue or convert a Eurodollar Loan on the date for such borrowing, continuation or conversion specified in the relevant notice given pursuant to Section 2.02(c).

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the interest component of the amount the Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by the Lender).

                                   ARTICLE VI
                              Conditions Precedent

        Section 6.01 INITIAL FUNDING.

        The obligation of the Lender to make the Initial Funding is subject to its receipt by the Lender of all fees due and payable pursuant to Section 2.04 on or before the Closing Date and the receipt by the Lender of the following documents and satisfaction of the other conditions provided in this Section 6.01, each of which shall be satisfactory to the Lender in form and substance:

        (a) A certificate of the Secretary or an Assistant Secretary of the Borrower setting forth (i) resolutions of its board of directors with respect to the authorization of the Borrower to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Borrower (y) who are authorized to sign the Loan Documents to which Borrower is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and
(iv) the articles or certificate of incorporation and bylaws of the Borrower, certified as being true and complete. The Lender may conclusively rely on such certificate until it receives notice in writing from the Borrower to the contrary.

        (b) A certificate of the Secretary or an Assistant Secretary of each Subsidiary setting forth (i) resolutions of its board of directors with respect to the authorization of such Subsidiary to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of such Subsidiary (y) who are authorized to sign the Loan Documents to which such Subsidiary is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) the articles or certificate of incorporation and bylaws of such Subsidiary, certified as being true and complete. The Lender may conclusively rely on such certificate until it receives notice in writing from the Borrower to the contrary.

        (c) Certificates of the appropriate state agencies with respect to the existence, qualification and good standing of the Borrower and Subsidiaries.

        (d) A compliance certificate which shall be substantially in the form of Exhibit C, duly and properly executed by a Responsible Officer and dated as of the date of the Initial Funding.

        (e) The Notes, duly completed and executed.

        (f) The Security Instruments described on Exhibit E, duly completed and executed in sufficient number of counterparts for recording, if necessary.

        (g) An opinion of Bracewell & Patterson, L.L.P., special counsel to the Borrower, substantially in the form of Exhibit D hereto.

        (h) A certificate of insurance coverage of the Borrower evidencing that the Borrower is carrying insurance in accordance with Section 7.19 hereof.

        (i) The Lender shall have been furnished with appropriate UCC search certificates reflecting no prior liens or security interests, except as listed on Exhibit M or otherwise permitted under the Agreement.

        (j) Such other documents as the Lender or special counsel to the Lender may reasonably request.

        (k) The Securities Purchase Agreement in form and substance satisfactory to the Lender shall have been amended to state that the Subordinated Debt is subordinate to the payment of the Loans, including the Advancing Term Loan.

        (l) The Deferred Compensation Agreement in form and substance satisfactory to the Lender shall have been amended to state that any payments due under the Deferred Compensation Agreement is subordinate to the payment of the Loans, including the Advancing Term Loan.

        (m) Management Services Agreements, with respect to Castle of Florida and Castle of Tennessee, in form and substance satisfactory to the Lender, shall have been executed and delivered by the parties thereto and be in full force and effect.

        (n) Accounts Receivable Purchase Agreements, with respect to Castle of Florida and Castle of Tennessee, in form and substance satisfactory to the Lender, shall have been executed and delivered by the parties thereto and be in full force and effect.

        (o) Pro forma balance sheet as of the Closing Date.

        (p) Castle of Florida shall have acquired all of the assets of 1st Dental Care, Inc. pursuant to an Asset Purchase Agreement.

        (q) Castle of Tennessee shall have acquired all of the assets of Mid-South Dental Center, P.C. pursuant to an Asset Purchase Agreement.

        (r) The First Amendment and Supplement to Deferred Compensation Agreement shall have been executed and delivered by the parties thereto and be in full force and effect.

        (s) The Waiver and Amendment to Securities Purchase Agreement shall have been executed and delivered by the parties thereto and be in full force and effect.

        Section 6.02 INITIAL AND SUBSEQUENT LOANS. The obligation of the Lender to make Loans to the Borrower upon the occasion of each borrowing hereunder (including the Initial Funding) is subject to the further conditions precedent that, as of the date of such Loans and after giving effect thereto: (i) no Default shall have occurred and be continuing; (ii) no Material Adverse Effect shall have occurred; and (iii) the representations and warranties made by the Borrower in Article VII and in the Security Instruments shall be true on and as of the date of the making of such Loans with the same force and effect as if made on and as of such date and following such new borrowing, except to the extent such representations and warranties are expressly limited to an earlier date or the Lender may expressly consent in writing to the contrary. Each request for a borrowing by the Borrower hereunder shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Borrower otherwise notifies the Lender prior to the date of and immediately following such borrowing as of the date thereof).

        Section 6.03 ADVANCING TERM LOANS. The obligation of the Lender to make Advancing Term Loans to the Borrower upon the occasion of each borrowing hereunder (excluding the Initial Funding) is subject to the following further conditions:

                (a) Borrower or Subsidiary shall have entered into a Management Services Agreement and an Accounts Receivable Purchase Agreement with a New PC in form and substance satisfactory to Lender;

                (b) Borrower shall have submitted updated Exhibits G and H and Schedules 7.14, 7.19 and 7.24 to Lender as required pursuant to this Agreement;

                (c) Borrower shall have passed corporate resolutions approving such New Acquisition;

                (d) Lender shall have received legal opinion regarding any New Acquisition in form and substance satisfactory to Lender;

                (e) Lender shall have received risk analysis letters regarding any New Acquisition in form and substance satisfactory to Lender.

                (f) Lender shall have received an officer's certificate, substantially in the form of Exhibit L attached hereto, certifying the representations and warranties made by the Borrower in Article VII and in the Security Instruments, including those Security Instruments obtained in connection with any New Acquisition, shall be true on and as of the date of the Advancing Term Loan;

                (g) Lender shall have received a borrowing base report in the form of Exhibit J attached hereto; and

                (h) Borrower shall have complied with Section 9.03(g) hereof.

        Section 6.04 POST CLOSING CONDITIONS. The obligation of the Lender to make Advancing Term Loans to the Borrower upon the occasion of each borrowing hereunder (excluding the Initial Funding) is subject to the following further conditions:

               (a) within ten (10) Business Days of the Closing Date, the Lender shall have received a legal opinion from McFarlane, Ausley, Ferguson & McMullen in form and substance satisfactory to Lender;

               (b) within ten (10) Business Days of the Closing Date, the Lender shall have received a legal opinion from Waller, Landsen, Dortch & Davis in form and substance satisfactory to Lender;

               (c) within ten (10) Business Days of the Closing Date, the Lender shall have received a legal opinion from Smith, Hulsey & Busey in form and substance satisfactory to Lender;

               (d) within ten (10) Business Days of the Closing Date, the Lender shall have received a legal opinion from Sherrard & Roe PLC in form and substance satisfactory to Lender;

               (e) within ten (10) Business Days of the Closing Date, the Lender shall have received a risk-analysis letter from Smith, Hulsey & Busey in form and substance satisfactory to Lender;

               (f) within ten (10) Business Days of the Closing Date, the Lender shall have received a risk-analysis letter from Waller, Landsen, Dortch & Davis in form and substance satisfactory to Lender;

               (g) within sixty (60) days of the Closing Date, the Lender shall have received an instrument or instruments duly completed and executed by the appropriate parties, which shall fully release and discharge all rights, titles, interests, liens and security interests as reflected on Exhibit M;

                (h) within thirty (30) days of the Closing Date, the Lender shall have received Exhibit H;

                (i) within thirty (30) days of the Closing Date, the Lender shall have received Exhibit G; and

               (j) The Borrower shall have entered into interest rate hedges to cover the interest rate risk exposure on the outstanding principal amount of the Term Loan on terms and conditions satisfactory to Lender within 90 days of the Closing Date.

                                   ARTICLE VII
                         Representations and Warranties

        The Borrower represents and warrants to the Lender that (each representation and warranty herein is given as of the Closing Date and assuming the consummation of the transactions contemplated thereby, including, without limitation, Section 6.01(n) and shall be deemed repeated and reaffirmed on the dates of each borrowing as provided in Section 6.02):

        Section 7.01 CORPORATE EXISTENCE. Each of the Borrower and each
Subsidiary: (i) is a corporation duly organized, legally existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

        Section 7.02 FINANCIAL CONDITION. The audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at December 31, 1995 and the related consolidated statement of income, stockholders' equity and cash flow of the Borrower and its Consolidated Subsidiaries for the fiscal year ended on said date, with the opinion thereon of Coopers & Lybrand heretofore furnished to the Lender and the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at March 31, 1996 and their related consolidated statements of income of the Borrower and its Consolidated Subsidiaries for the 3-month period ended on such date heretofore furnished to the Lender, are complete and correct and fairly present the consolidated financial condition of the Borrower and its Consolidated Subsidiaries as at said dates and the results of its operations for the fiscal year and the 3-month period on said dates, all in accordance with GAAP, as applied on a consistent basis (subject, in the case of the interim financial statements, to normal year-end adjustments). Neither the Borrower nor any Subsidiary has on the Closing Date and assuming the consummation of the transactions contemplated thereby, including, without limitation, Sections 6.01(p) and (q) any material Debt, contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements or in Schedule 7.02. Since March 30, 1996, there has been no change or event having a Material Adverse Effect. Since the date of the Financial Statements, neither the business nor the Properties of the Borrower or any Subsidiary have been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy. The unaudited pro forma projected consolidated balance sheet of the Borrower and its Consolidated Subsidiaries at the Closing Date, including the acquisition of the assets of the Old PCs listed in Sections 6.01(p) to (q), and the unaudited pro forma projected consolidated statement of income of the Borrower and its Consolidated Subsidiaries as of the

Closing Date, heretofore furnished to the Lender, fairly present the pro forma projected consolidated financial condition of the Borrower and its Consolidated Subsidiaries as at the Closing Date and assuming the consummation of the transactions contemplated thereby, including, without limitation, Sections 6.01(p) and (q).

        Section 7.03 LITIGATION. Except as disclosed to the Lender in Schedule
7.03 hereto, at the Closing Date and assuming the consummation of the transactions contemplated thereby, including, without limitation, Sections 6.01(p) and (q) there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Borrower threatened against or affecting the Borrower or any Subsidiary which involves the possibility of any judgment or liability against the Borrower or any Subsidiary not fully covered by insurance (except for normal deductibles), and which would have a Material Adverse Effect.

        Section 7.04 NO BREACH. Neither the execution and delivery of the Loan Documents, nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent which has not been obtained as of the Closing Date under, the respective charter or by-laws of the Borrower or any Subsidiary, or any Governmental Requirement or any material agreement or instrument to which the Borrower or any Subsidiary is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such material agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Borrower or any Subsidiary pursuant to the terms of any such material agreement or instrument other than the Liens created by the Loan Documents.

        Section 7.05 AUTHORITY. The Borrower and each Subsidiary have all necessary corporate power and authority to execute, deliver and perform their obligations under the Loan Documents to which they are respectively a party; and the execution, delivery and performance by the Borrower and each Subsidiary of the Loan Documents to which they are respectively a party, have been duly authorized by all necessary corporate action on their part; and the Loan Documents constitute the legal, valid and binding obligations of the Borrower and each Subsidiary, enforce able in accordance with their terms.

        Section 7.06 APPROVALS. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by the Borrower or any Subsidiary of the Loan Documents to which it is a party or for the validity or enforceability thereof, except for the recording and filing of the Security Instruments as required by this Agreement.

        Section 7.07 USE OF LOANS. The proceeds of the Term Loan shall be used to partially recapitalize the Borrower and to purchase 100% of the capital stock of DDS. The proceeds of the Advancing Term Loan shall be used to provide financing for New Acquisitions. The proceeds of the Revolving Credit Loan shall be used for the Borrower's general working capital needs. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation G, U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan hereunder will be used to buy or carry any margin stock.

        Section 7.08  ERISA.

        (a) The Borrower, each Subsidiary and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

        (b) Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

        (c) No act, omission or transaction has occurred which could result in imposition on the Borrower, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

        (d) No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since September 2, 1974. No liability to the PBGC (other than for the payment of current premiums which are not past due) by the Borrower, any Subsidiary or any ERISA Affiliate has been or is expected by the Borrower, any Subsidiary or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.

        (e) Full payment when due has been made of all amounts which the Borrower, any Subsidiary or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

        (f) The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the Borrower's most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA.

        (g) None of the Borrower, any Subsidiary or any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrower, a Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.

        (h) None of the Borrower, any Subsidiary or any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the preceding six calendar years sponsored, maintained or contributed to, any Multiemployer Plan.

        (i) None of the Borrower, any Subsidiary or any ERISA Affiliate is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

        Section 7.09 TAXES. Except as set out in Schedule 7.09, each of the Borrower and its Subsidiaries has filed all United States Federal income tax returns and all other tax returns which are required to be filed by them and have paid all material taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate. No tax lien has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such tax, fee or other charge.

        Section 7.10 TITLES, ETC.

        (a) Except as set out in Schedule 7.10, the Borrower and its Subsidiaries and each New PC have good and defensible title to its material (individually or in the aggregate) Properties, free and clear of all Liens except Liens permitted by Section 9.02.

        (b) All leases and agreements necessary for the conduct of the business of the Borrower and its Subsidiaries and each New PC are valid and subsisting, in full force and effect and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which would affect in any material respect the conduct of the business of the Borrower and its Subsidiaries.

        (c) The licenses, rights, properties and other assets presently owned, leased or licensed by each New PC, include all licenses, rights, Properties and other assets necessary to permit each New PC to conduct its business in all material respects in the same manner as its business has been conducted prior to the Closing Date by the applicable Old PC.

        (d) All of the assets and Properties of the Borrower and its Subsidiaries and each New PC which are reasonably necessary for the operation of each of their respective business are in good working condition and are maintained in accordance with prudent business standards.

        Section 7.11 NO MATERIAL MISSTATEMENTS. No written information, statement, exhibit, certificate, document or report furnished to the Lender by the Borrower or any Subsidiary in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading in the light of the circumstances in which made and with respect to the Borrower and its Subsidiaries taken as a whole. There is no fact peculiar to the Borrower or any Subsidiary which has a Material Adverse Effect or in the future is reasonably likely to have (so far as the Borrower can now foresee) a Material Adverse Effect and which has not been set forth in this Agreement or the other documents, certificates and statements furnished to the Lender by or on behalf of the Borrower or any Subsidiary prior to, or on, the Closing Date in connection with the transactions contemplated hereby.

        Section 7.12 INVESTMENT COMPANY ACT. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

        Section 7.13 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        Section 7.14 SUBSIDIARIES AND PARTNERSHIPS. Except as set forth on
Schedule 7.14, the Borrower has no Subsidiaries and has no interest in any partnerships. In the event that a new Subsidiary is formed and an advance is requested under the Advancing Term Loan, and Lender approves such advance, Borrower will provide Lender with a new, updated Schedule 7.14.

        Section 7.15 LOCATION OF BUSINESS AND OFFICES. The Borrower's principal place of business and chief executive offices are located at the address stated on the signature page of this Agreement. The principal place of business and chief executive office of each Subsidiary are located at the addresses stated on
Schedule 7.14.

        Section 7.16 DEFAULTS. Neither the Borrower nor any Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under any material agreement or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary is bound which default would have a Material Adverse Effect. No Default hereunder has occurred and is continuing.

        Section 7.17 ENVIRONMENTAL MATTERS. Except (i) as provided in Schedule
7.17 or (ii) as would not have a Material Adverse Effect, neither any Property of the Borrower or any Subsidiary nor the operations conducted thereon violate any law, order or requirement of any court or Governmental Authority or any Environmental Laws.

        Section 7.18 COMPLIANCE WITH THE LAW. Neither any New PC, the Borrower nor any Subsidiary has violated any Governmental Requirement or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business, which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect.

        Section 7.19 INSURANCE. Schedule 7.19 attached hereto contains an accurate and complete description of all material policies of fire, liability, workmen's compensation and other forms of insurance owned or held by the Borrower and each Subsidiary. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of the closing have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all agreements to which the Borrower or any Subsidiary is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Borrower and each Subsidiary; will remain in full force and effect through the respective dates set forth in Schedule 7.19 without the payment of additional premiums; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Schedule 7.19 identifies all material risks, if any, which the Borrower and its Subsidiaries and their respective Board of Directors or officers have designated as being self insured. Neither the Borrower nor any Subsidiary has been refused any insurance with respect to its assets or operations, nor has its coverage been limited below usual and customary policy limits, by an insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years. In the event that a new Subsidiary is formed and an advance is requested under the Advancing Term Loan, and Lender approves such advance, Borrower will provide Lender with a new, updated Schedule 7.19.

        Section 7.20 MANAGEMENT SERVICES AGREEMENTS AND ACCOUNTS RECEIVABLE PURCHASE AGREEMENTS. The copies of the executed Management Services Agreements and the Accounts Receivable Purchase Agreements previously delivered by the Borrower to the Lender are complete and accurate and have not been amended or modified in any manner. The Management Services Agreements and the Accounts Receivable Purchase Agreements are valid, binding and enforceable against the parties thereto and the Borrower has the right to grant a Lien and has granted a Lien on the Borrower's right to receive proceeds under the Management Services Agreements and the receivables purchased under the Accounts Receivable Purchase Agreements pursuant to the Security Instruments, and the Lender may enforce its remedies contained in the Security Instruments against such collateral. The Borrower has obtained all consents from Governmental Authorities necessary to perform under the Management Services Agreements. In the event that a new Subsidiary is formed, any Management Services Agreements and Accounts Receivable Purchase Agreements binding such Subsidiary shall be included within the terms of this representation and warranty.

        Section 7.21 DESIGNATED CONTRACTS. All Designated Contracts which any New PC is a party to as of the Closing Date to are listed on Exhibit G attached hereto and all revenues payable to such New PCs pursuant to such contracts will be assigned to the Borrower within thirty (30) days after the Closing Date. In the event that a new Subsidiary is formed and an advance is requested under the Advancing Term Loan, if Lender approves such advance, Borrower will provide Lender with a new, updated Exhibit G within thirty (30) days of such advance.

        Section 7.22 ASSIGNMENT ACCOUNT PARTIES. Exhibit H attached hereto is a list of all insurance companies (including, without limitation, Blue Cross/Blue Shield), managed care organizations and other third party payors or financial intermediaries who have insured patients of each Old PC and have accounts of $10,000 or more with the Borrower in any twelve month period of the Borrower, unpaid claims against which have been assigned to each Old PC by Old PC patients. In the event that a new Subsidiary is formed and an advance is requested under the Advancing Term Loan, if Lender approves such advance, Borrower will provide Lender with a new, updated Exhibit H within thirty (30) days of the such advance.

        Section 7.23 RESTRICTION ON LIENS. Except as provided in the Securities Purchase Agreement, neither the Borrower nor any of its Subsidiaries is a party to any agreement or arrangement (other than this Agreement and the Security Instruments), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to other Persons on or in respect of their respective assets of Properties except for Property subject to Liens permitted under Section 9.02.

        Section 7.24 MATERIAL AGREEMENTS. Set forth on Schedule 7.24 hereto is a complete and correct list of all material credit agreements, indentures, purchase agreements, obligations in respect of letters of credit, guarantees, joint venture agreements, and other instruments in effect or to be in effect as of the Closing Date providing for, evidencing, securing or otherwise relating to any Debt of the Borrower or any of (other than Hedging Agreements) its Subsidiaries, and all obligations of the Borrower or any of its Subsidiaries to issuers of surety or appeal bonds issued for account of the Borrower or any such Subsidiary, and such list correctly sets forth the names of the debtor or lessee and creditor or lessor with respect to the Debt or lease obligations outstanding or to be outstanding and the property subject to any Lien securing such Debt or lease obligation. In the event that a new Subsidiary is formed and an advance is requested under the Advancing Term Loan, if Lender approves such advance, Borrower will provide Lender with a new, updated Schedule 7.24.

        Section 7.25 HEDGING AGREEMENTS. Schedule 7.25 sets forth, as of the Closing Date, a true and complete list of all Hedging Agreements of the Borrower, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement.

                                  ARTICLE VIII
                              Affirmative Covenants

        The Borrower covenants and agrees that, so long as the Commitment is in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by the Borrower hereunder:

        Section 8.01 FINANCIAL STATEMENTS. The Borrower shall deliver, or shall cause to be delivered, to the Lender:

        (a) As soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, the audited consolidated and unaudited consolidating statements of income, stockholders' equity, changes in financial position and cash flow of the Borrower and its Consolidated Subsidiaries for such fiscal year, and the related consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year, and setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by the related opinion of independent public accountants of recognized national standing acceptable to the Lender which opinion shall state that said financial statements fairly present the consolidated and consolidating financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as at the end of, and for, such fiscal year and that such financial statements have been prepared in accordance with GAAP except for such changes in such principles with which the independent public accountants shall have concurred and such opinion shall not contain a "going concern" or like qualification or exception and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default.

        (b) As soon as available and in any event within 45 days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Borrower, consolidated and consolidating statements of income, stockholders' equity, changes in financial position and cash flow of the Borrower and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets as at the end of such period, and setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by the certificate of a Responsible Officer, which certificate shall state that said financial statements fairly present the consolidated and consolidating financial condition and results of operations of the Borrower and its Consolidated Subsidiaries in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments).

        (c) As soon as practicable and in any event by the end of each fiscal year of the Borrower, a budget for the Borrower and its Consolidated Subsidiaries, as approved by the board of directors of the Borrower, for the following fiscal year setting forth in comparative form corresponding figures from the preceding fiscal year, in reasonable detail and certified as to its good-faith preparation by a Responsible Officer.

        (d) Promptly after the Borrower knows that any Default or any Material Adverse Effect has occurred, a notice of such Default or Material Adverse Effect, describing the same in reasonable detail and the action the Borrower proposes to take with respect thereto.

        (e) Promptly upon receipt thereof, a copy of each other material report or letter submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower and its Subsidiaries and a copy of any response by the Borrower or any Subsidiary or the Board of Directors of the Borrower or any Subsidiary to such letter or report.

        (f) Promptly upon its becoming available, each financial statement, report, notice or proxy statement sent by the Borrower to stockholders generally and each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the Borrower with or received by the Borrower in connection therewith from any securities exchange or the SEC or any successor agency.

        (g) Promptly after the furnishing thereof, copies of any material statement, report or notice furnished to or any Person pursuant to the terms of any indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lender pursuant to any other provision of this Section 8.01.

        (h) Promptly upon becoming available and in any event within 45 days after the end of each calendar month, a borrowing base, which shall contain supporting schedules and being otherwise in substantially the form of Exhibit F attached hereto, and an accounts receivable aging report in form and substance acceptable to the Lender.

        (i) As soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a report prepared by the Borrower for each dental center setting forth the revenues, expenses and contributions to profit of such dental center in form and substance acceptable to the Lender.

        (j) Beginning June 15, 1996, as soon as available and in any event within 45 days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Borrower, a report by the Borrower for each dental center setting forth the revenues, expenses and contributions to profit of such dental center in form and substance acceptable to the Lender.

        (k) From time to time such other information regarding the business, affairs or financial condition of the Borrower or any Subsidiary (including, without limitation, any Plan or

Multiemployer Plan and any reports or other information required to be filed under ERISA) as the Lender may reasonably request.

        (l) Promptly upon becoming available and in any event within 45 days after the end of each calendar month, a borrowing base report, which shall contain supporting schedules and being otherwise in substantially the form of Exhibit J.

        (m) As soon as available and in any event within ten (10) Business Days after the last day of each calendar quarter, a report, in form and substance satisfactory to the Lender, setting forth as of the last Business Day of such calendar quarter a true and complete list of all Hedging Agreements of the Borrower, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value therefor, any new credit support agreements relating thereto not listed on
Schedule 7.25, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

The Borrower will furnish to the Lender, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate substantially in the form of Exhibit C hereto executed by a Responsible Officer
(i) certifying as to the matters set forth therein and stating that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail), and (ii) setting forth in reasonable detail the computations necessary to determine the Borrower's Funded Debt and EBITDA and whether the Borrower is in compliance with Sections 9.12, 9.14, 9.15, 9.16 and 9.17 as of the end of the respective fiscal quarter or fiscal year.

        Section 8.02 LITIGATION. The Borrower shall promptly give to the Lender notice of: (i) all legal or arbitral proceedings, and of all proceedings before any Governmental Authority affecting any New PC, the Borrower or any Subsidiary, except proceedings which, if adversely determined, would not have a Material Adverse Effect, and (ii) of any litigation or proceeding against or adversely affecting any New PC, the Borrower or any Subsidiary in which the amount involved is not covered in full by insurance (subject to normal and customary deductibles and for which the insurer has not assumed the defense), or in which injunctive or similar relief is sought. The Borrower will, and will cause each of its Subsidiaries to, promptly notify the Lender of any claim, judgment, Lien or other encumbrance affecting any Property of any New PC the Borrower or any Subsidiary if the value of the claim, judgment, Lien, or other encumbrance affecting such Property shall exceed $250,000.

        Section 8.03 MAINTENANCE, ETC.

        (a) The Borrower shall and shall cause each Subsidiary to: preserve and maintain its corporate existence and all of its material rights, privileges and franchises; keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities; comply with all Governmental Requirements if failure to comply with such requirements will have a Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; upon reasonable notice, permit representatives of the Lender, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Lender; and keep, or cause to be kept, insured by financially sound and reputable insurers all Property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance as is usually carried by such Persons including, without limitation, environmental risk insurance to the extent reasonably available.

        (b) Contemporaneously with the delivery of the financial statements required by Section 8.01(a) to be delivered for each year, the Borrower will furnish or cause to be furnished to the Lender a certificate of insurance coverage from the insurer in form and substance satisfactory to the Lender and, if requested, will furnish the Lender copies of the applicable policies.

        (c) The Borrower will and will cause each Subsidiary to operate its Properties or cause such Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

        Section 8.04 ENVIRONMENTAL MATTERS.

        (a) The Borrower will and will cause each Subsidiary to establish and implement such procedures as may be reasonably necessary to continuously determine and assure that all Property of the Borrower and its Subsidiaries and the operations conducted thereon and other activities of the Borrower and its Subsidiaries are in compliance with and do not violate the requirements of any Environmental Laws, and failure to do so does not have a Material Adverse Effect.

        (b) The Borrower will promptly notify the Lender in writing of any threatened action, investigation or inquiry by any Governmental Authority of which the Borrower has knowledge in connection with any Environmental Laws, excluding routine testing and corrective action.

        Section 8.05 FURTHER ASSURANCES. The Borrower will and will cause each Subsidiary to cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Security Instruments and this Agreement. The Borrower at its expense will and will cause each Subsidiary to promptly execute and deliver to the Lender upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Borrower or any Subsidiary in the Security Instruments and this Agreement, or to further evidence and more fully describe the collateral intended as security for the Notes, or to correct any omissions in the Security Instruments, or state more fully the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices, or obtain any consents, all as may be necessary or reasonably appropriate in connection therewith.

        Section 8.06 PERFORMANCE OF OBLIGATIONS. The Borrower will pay the Notes according to the reading, tenor and effect thereof; and the Borrower will and will cause each Subsidiary to do and perform every act and discharge all of the obligations provided to be performed and discharged by them under the Security Instruments and this Agreement, at the time or times and in the manner specified.

        Section 8.07 ERISA INFORMATION AND COMPLIANCE. The Borrower will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to the Lender (i) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (ii) immediately upon becoming aware of the occurrence of any ERISA Event or of any "prohibited transaction," as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by a Responsible Officer specifying the nature thereof, what action the Borrower, the Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (iii) immediately upon receipt thereof, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer Plan), the Borrower will, and will cause each Subsidiary and ERISA Affiliate to, (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

        Section 8.08 KEY MAN LIFE INSURANCE POLICY. The Borrower shall pay all premiums and otherwise do all things necessary to maintain and keep in full force and effect a separate key man life insurance policy on Jack Castle, Jr. in the amount of $1,000,000 and same shall be assigned to the Lender pursuant to the Assignment of Key Man Life Insurance Policy referred to on Exhibit E.

        Section 8.09 DESIGNATED CONTRACTS. The Borrower shall assign to the Lender on form satisfactory to the Lender the proceeds to be paid under and pursuant to all present and future

Designated Contracts. Upon entering into any future Designated Contract, Borrower will update Exhibit G.

        Section 8.10 MANAGEMENT SERVICES AGREEMENTS AND ACCOUNTS RECEIVABLE PURCHASE AGREEMENTS. The Borrower will do all things necessary to maintain and keep in full force and effect and to enforce compliance with the Management Services Agreements and the Accounts Receivable Purchase Agreements. In the event that a new Subsidiary is formed, any Management Services Agreements and Accounts Receivable Purchase Agreements binding such Subsidiary shall be included within the terms of this affirmative covenant.

        Section 8.11 ASSIGNMENT NOTICE LETTERS. The Borrower covenants and agrees that within sixty (60) days of the date hereof, the Borrower and each New PC shall have executed and delivered to the Lender numerous Assignment Notice Letters in the form attached hereto as Exhibit I with respect to accounts assigned by each New PC to Borrower or applicable Subsidiary which represent claims assigned to the New PC by its patients against Blue Cross/Blue Shield, insurance companies, managed care organizations and other third party payors or financial intermediaries as listed on Exhibit H (each an "account party"). The Borrower agrees that it will and it will cause each New PC to execute and deliver such additional Assignment Notice Letters from time to time as may be required to include substantially all account parties under coverage of such Assignment Notice Letters. Borrower agrees to update Exhibit H from time to time, as requested by Lender, to include insurance companies (including, without limitation, Blue Cross/Blue Shield), managed care organizations and other third party payors or financial intermediaries who have insured patients of each New PC and have accounts with the Borrower in any twelve month period of the Borrower.

        Section 8.12 WIND UP OF DDS. Borrower covenants and agrees that it has acquired all of the stock of DDS and that it will promptly wind up the affairs of DDS and effect its dissolution, sell its assets or sell the outstanding shares of DDS, and not render any professional service in compliance with The Texas Professional Corporation Act (32 TEX. REV. CIV. STAT. ANN. Art. 15.28(e)).

        Section 8.13 GUARANTEE BY NEW PC. In connection with Borrower's purchase of all the outstanding stock of any New PC pursuant to any PC Stock Option Agreement, upon the request of the Lender at any time thereafter, the Borrower will cause such New PC to guarantee the Indebtedness upon terms satisfactory to the Lender and in such event such New PC may also guarantee the Subordinated Debt provided such guarantee is subordinated to such New PC's guarantee of the Indebtedness upon terms satisfactory to the Lender.

                                   ARTICLE IX
                               Negative Covenants

        The Borrower covenants and agrees that, so long as the Commitment is in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by the Borrower hereunder, without the prior written consent of the Lender:

        Section 9.01 DEBT. Neither the Borrower nor any Subsidiary will incur, create, assume or suffer to exist any Debt, except:

        (a) the Notes or other Indebtedness or any guaranty of or suretyship arrangement for the Notes or other Indebtedness;

        (b) Debt of the Borrower existing on the Closing Date which is reflected in the Financial Statements or is disclosed in Schedule 9.01, and any renewals or extensions (but not increases) thereof;

        (c) accounts payable (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which, if greater than 90 days past the invoice or billing date, are being contested in good faith by appropriate proceedings if reserves adequate under GAAP shall have been established therefor;

        (d) Debt under capital leases (as required to be reported on the financial statements of the Borrower pursuant to GAAP);

        (e) purchase money debt not to exceed the principal amount of $1,000,000 at any one time outstanding;

        (f) Debt under the Deferred Compensation Agreement;

        (g) Subordinated Debt;

        (h) Subordinated debt incurred in connection with purchases of dental centers as permitted by Section 9.03(g), provided that the subordination of such debt is on terms satisfactory to the Lender; and

        (i) Debt of the Borrower under Hedging Agreements with the Lender or otherwise approved by the Lender.

        Section 9.02 LIENS. Neither the Borrower nor any Subsidiary will create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

        (a) Liens securing the payment of any Indebtedness;

        (b) Excepted Liens;

        (c) Liens securing capital leases allowed under Section 9.01(d) but only on the Property under capital leases;

        (d) Liens securing purchase money debt allowed under Section 9.01(e) but only on the Property purchased with such purchase money debt (and proceeds thereof); and

        (e) Liens disclosed on Schedule 9.02.

        Section 9.03 INVESTMENTS, LOANS AND ADVANCES. Neither the Borrower nor any Subsidiary will make or permit to remain outstanding any loans or advances to or investments in any Person, except that the foregoing restriction shall not apply to:

        (a) investments, loans or advances reflected in the Financial Statements or which are disclosed to the Lender in Schedule 9.03;

        (b) accounts receivable arising in the ordinary course of business;

        (c) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

        (d) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by Standard & Poors Corporation or Moody's Investors Service, Inc.;

        (e) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, the Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000.00 (as of the date of the Lender's or bank or trust company's most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by Standard & Poors Corporation or Moody's Investors Service, Inc., respectively;

        (f) deposits in money market funds investing exclusively in investments described in Section 9.03(c), 9.03(d) or 9.03(e); and

        (g) additional investments not to exceed $3,000,000.00 in the aggregate for Borrower and its Subsidiaries in any fiscal year in purchases of dental practices which may be maintained in Subsidiaries, provided (i) (A) any investment in excess of $1,000,000.00 in any one dental practice, (B) any investment in any dental practice which has incurred a net income loss calculated after adding back any adjustments for any owner's compensation as though the dental practice had been owned by the Borrower throughout the relevant pre-purchase period, for any of its last three fiscal years, or (C) any investment in any dental practice which has a total purchase price in excess of five (5) times EBITDA, shall require prior approval of the Lender; (ii) the purchase shall have been all or substantially all of the assets of such dental practice or, if for stock or other equity interest in such dental practice, it shall be for the entire equity interest therein, which shall be merged with and into Borrower and a Subsidiary of Borrower, provided, however, such Subsidiary shall execute a Guaranty Agreement pursuant to Section 9.19 hereof and execute a security agreement in favor of Lender in form and substance satisfactory to Lender; and (iii) Borrower shall have delivered to Lender, ten
(10) Business Days prior to closing the purchase of a dental practice with a total purchase price in excess of $500,000, (A) pro forma financial statements demonstrating continued compliance with all covenants in this Agreement following the inclusion of the target in Borrower's consolidated enterprise, (B) completed due diligence consisting of the information listed on Exhibit K, as approved by the Lender, (C) due diligence review conducted by Claymore Partners Ltd., and (D) audited or review financial statements of the dental practice to be acquired for the last three (3) years and interim period or, in lieu thereof, confirmation of profits, cash flows and accounts receivable of such dental practice by Claymore Partners Ltd.

        Section 9.04 DIVIDENDS, DISTRIBUTIONS AND REDEMPTIONS. The Borrower will not declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to its stockholders or make any distribution of its assets to its stockholders, except as permitted in the Securities Purchase Agreement.

        Section 9.05 SALES AND LEASEBACKS. Neither the Borrower nor any Subsidiary will enter into any arrangement, directly or indirectly, with any Person whereby the Borrower or any Subsidiary shall sell or transfer any of its Property, whether now owned or hereafter acquired, and whereby the Borrower or any Subsidiary shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which the Borrower or any Subsidiary intends to use for substantially the same purpose or purposes as the Property sold or transferred.

        Section 9.06 NATURE OF BUSINESS. Neither the Borrower nor any Subsidiary will allow any material change to be made in the character of its business.

        Section 9.07 MERGERS, ETC. Neither the Borrower nor any Subsidiary will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property or assets to any other Person other than the merger of DDS into the Borrower, another Subsidiary or in connection with Section 9.03(g).

        Section 9.08 PROCEEDS OF NOTES. The Borrower will not permit the proceeds of the Notes to be used for any purpose other than those permitted by
Section 7.07. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulation G, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

        Section 9.09 ERISA COMPLIANCE. The Borrower will not at any time:

        (a) Engage in, or permit any Subsidiary or ERISA Affiliate to engage in, any transaction in connection with which the Borrower, any Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code;

        (b) Terminate, or permit any Subsidiary or ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to the Borrower, any Subsidiary or any ERISA Affiliate to the PBGC;

        (c) Fail to make, or permit any Subsidiary or ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto;

        (d) Permit to exist, or allow any Subsidiary or ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of
Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan;

        (e) Permit, or allow any Subsidiary or ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by the Borrower, any Subsidiary or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA;

        (f) Contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan;

        (g) Acquire, or permit any Subsidiary or ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Borrower, any Subsidiary or any ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities;

        (h) Incur, or permit any Subsidiary or ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA;

        (i) Contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; or

        (j) Amend or permit any Subsidiary or ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that the Borrower, any Subsidiary or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code.

        Section 9.10 SALE OR DISCOUNT OF RECEIVABLES. Neither the Borrower nor any Subsidiary will discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

        Section 9.11 CAPITAL EXPENDITURES. The Borrower will not make any expenditures for fixed or capital assets if, after giving effect thereto, the aggregate of all such expenditures would exceed the amount applicable for the fiscal years indicated below:


         PERIOD                    AMOUNT
========================= ========================
1996                      $3,500,000
1997                      $3,000,000
1998 and thereafter       $2,500,000
========================= ========================

        Section 9.12 CURRENT RATIO. The Borrower will not permit its ratio of
(i) consolidated current assets to (ii) consolidated current liabilities (excluding the current maturities of long-term debt) to be less than 1.5 to 1.0 at any time.

        Section 9.13  RATIO OF INTANGIBLES TO NET WORTH. Intentionally omitted.

        Section 9.14 NET WORTH. The Borrower will not permit its net worth to be less than $3,219,000 at any time, with such minimum amount being permanently increased by an amount equal to 75% of positive net income the Borrower during each fiscal quarter beginning with the fiscal quarter ended March 31, 1996, and 100% of equity capital raised by the Borrower, provided, such minimum amount shall not be decreased as a result of any losses or negative earnings. As used in this
Section 9.14, "NET WORTH" shall mean Borrower's net worth plus Subordinated Debt and subordinated debt.

        Section 9.15 LEVERAGE RATIO. The Borrower will not permit its Leverage Ratio as of the end of any fiscal quarter (calculated on a rolling four quarter basis) to be greater than 2.5 to 1.0. For any calculation period which would include one or more quarters prior to any Stock Purchase or any Asset Purchase or any other future acquisition of an entity, the "rolling four quarters" shall include "pro forma" the EBITDA of the applicable Old PC for such prior periods adjusted to reflect costs and expenses which such Old PC would have included had the Management Services Agreements between Borrower and/or any Subsidiary and such Old PC been in effect (adding back appropriate executive salaries and non-cash charge offs relating to this transaction). As used in this Section 9.15, "LEVERAGE RATIO" shall mean the ratio of (i) Senior Funded Debt plus capital leases to (ii) EBITDA PLUS, for fiscal years 1996 and 1997 only, one-time start-up and acquisition costs incurred by Borrower for New Acquisitions up to a maximum of $500,000 per annum.

        Section 9.16 FIXED CHARGE COVERAGE RATIO. The Borrower will not permit its Fixed Charge Coverage Ratio as of the end of any fiscal quarter (calculated on a rolling four quarter basis) to be less than 1.10 to 1.0 through December 30, 1997, nor less than 1.25 to 1.0 thereafter. For any calculation period which would include one or more quarters prior to the Stock Purchase or Asset Purchase or any other future acquisition of an entity, the "rolling four quarters" shall include (i) "pro forma" the EBITDA of the applicable Old PC for such prior periods adjusted to reflect costs and expenses which such Old PC would have included had a Management Services Agreement between Borrower and/or any Subsidiary and such Old PC been in effect (adding back appropriate executive salaries and non-cash charge offs relating to such transaction) and (ii) deferred compensation and current maturities on long-term debt and capital lease payments assumed for such prior periods on the same basis as in effect during the most current quarterly period. For purposes of this Section 9.16, "Fixed Charge Coverage Ratio" shall mean the ratio for the relevant period of (i) EBITDA plus lease and rental expense PLUS deferred compensation pursuant to the Deferred Compensation Agreement PLUS, for fiscal years 1996 and 1997 only, one-time, start-up and acquisition costs incurred by Borrower for New Acquisitions up to a maximum of $500,000 per annum to (ii) interest PLUS lease and rental expense PLUS deferred compensation pursuant to Deferred Compensation Agreement PLUS current maturities on long-term debt and capital leases.

        Section 9.17 ENVIRONMENTAL MATTERS. Neither the Borrower nor any Subsidiary will cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any remedial obligations under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations would have a Material Adverse Effect.

        Section 9.18 TRANSACTIONS WITH AFFILIATES. Except pursuant to Management Services Agreements and the Accounts Receivable Purchase Agreements, neither the Borrower nor any Subsidiary will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement, are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

        Section 9.19 SUBSIDIARIES AND PARTNERSHIPS. The Borrower shall not create any additional Subsidiaries or partnerships or permit any Subsidiary to do so without prior written approval of the Lender. In every such case, each new Subsidiary shall forthwith execute and deliver a Guaranty Agreement in favor of the Lender. The Borrower shall not and shall not permit any Subsidiary to sell or to issue any stock of a Subsidiary or any interest in a partnership. The Borrower shall not permit any Subsidiary to issue any stock except to the Borrower or any Guarantors and except in compliance with Section 9.03.

        Section 9.20 NEGATIVE PLEDGE AGREEMENTS. Except as provided in the Securities Purchase Agreement, neither the Borrower nor any Subsidiary will create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement and the Security Instruments) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property or restricts any Subsidiary from paying dividends to the Borrower, or which requires the consent of or notice to other Persons in connection therewith.

        Section 9.21 OTHER AGREEMENTS. The Borrower shall not make or permit any amendment or modification of the Management Services Agreements, the Accounts Receivables Purchase Agreements or the Deferred Compensation Agreement, except for those modifications required to comply with Government Requirements.

        Section 9.22 NEW PC. Notwithstanding anything to the contrary contained herein, the Borrower will not permit any New PC to create, incur, assume or permit to exist any Debt (other than the Indebtedness) or Lien (other than the Lien securing the payment of the Indebtedness), make any loans, advances or investments in any persons, or sell or transfer any of its property, whether now owned or hereafter acquired except for Debt and Liens in favor of the Borrower and Excepted Liens and Liens required or permitted by Section 8.13.

        Section 9.23 DDS. Notwithstanding anything to the contrary contained herein, the Borrower will not permit any DDS, whether existing now or in the future, to create, incur, assume or permit to exist any Debt (other than the Indebtedness) or Lien (other than the Lien securing the payment of the Indebtedness), make any loans, advances or investments in any persons, or sell or transfer any of its property, whether now owned or hereafter acquired.

        Section 9.24 SUBORDINATE DEBT AND DEFERRED COMPENSATION AGREEMENT. The Borrower shall not make any principal or interest payments in the Subordinated Debt or payments under the Deferred Compensation Agreement until ten (10) days after Borrower has submitted a certificate substantially in the form of Exhibit C, in accordance with Section 8.01, which certificate shall represent that Borrower is in compliance with all financial covenants set forth therein.

                                    ARTICLE X
                           Events of Default; Remedies

        Section 10.01 EVENTS OF DEFAULT. One or more of the following events shall constitute an "EVENT OF DEFAULT":

        (a) the Borrower shall default in the payment or prepayment when due of any principal of or interest on any Loan, or any fees or other amount payable by it hereunder or under any Security Instrument; PROVIDED, HOWEVER, if such default is a default on a payment of fees (other than fees under Section 2.04), shall continue unremedied for a period of 30 days; or

        (b) the Borrower or any Subsidiary shall default in the payment when due of any principal of or interest on any of its other Debt aggregating $250,000 or more, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity; or

        (c) any representation, warranty or certification made or deemed made herein or in any Security Instrument by the Borrower or any Subsidiary, or any certificate furnished to the Lender pursuant to the provisions hereof or any Security Instrument, shall prove to have been materially false or misleading as of the time made or furnished in any material respect; or

        (d) the Borrower shall default in the performance of any of its obligations under Article IX or any other Article of this Agreement other than under Article VIII; or the Borrower shall default in the performance of any of its obligations under Article VIII or any Security Instrument (other than the payment of amounts due which shall be governed by Section 10.01(a)) and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) notice thereof to the Borrower by the Lender or (ii) the Borrower otherwise becoming aware of such default; or

        (e) the Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

        (f) the Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganiza tion, winding-up, liquidation or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

        (g) a proceeding or case shall be commenced, without the application or consent of the Borrower, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower of all or any substantial part of its assets, or (iii) similar relief in respect of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or (iv) an order for relief against the Borrower shall be entered in an involuntary case under the Federal Bankruptcy Code; or

        (h) a judgment or judgments for the payment of money in excess of $250,000 in the aggregate shall be rendered by a court against the Borrower or any Subsidiary and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be (i) fully covered by insurance owned or held by the Borrower or such Subsidiary, as applicable, under a policy or policies which are in full force and effect, or
(ii) procured, within thirty (30) days from the date of entry thereof and the Borrower or such Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

        (i) the Security Instruments after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Borrower shall so state in writing; or

        (j) the Borrower discontinues its usual business or suffers to exist any material change in its ownership, control or management; or

        (k) Guarantors takes, suffers or permits to exist any of the events or conditions referred to in paragraphs (e), (f), (g) or (h) hereof or if any provision of any guaranty agreement related thereto shall for any reason cease to be valid and binding on Guarantors or if Guarantors shall so state in writing; or

        (l) Any New PC or any Subsidiary takes, suffers or permits to exist any of the events or conditions referred to in paragraphs (e), (f), (g) or (h) hereof; or

        (m) Any Management Services Agreements, any Accounts Receivable Purchase Agreements or the Deferred Compensation Agreement terminates or a default occurs thereunder;

        (n) any modification or amendment of any Management Services Agreements, any Accounts Receivable Purchase Agreements or the Deferred Compensation Agreement without the prior written consent of Lender; or

        (o)    A Change of Control occurs.

        Section 10.02  REMEDIES.

        (a) In the case of an Event of Default other than one referred to in clauses (e), (f) or (g) of Section 10.01 or in clauses (k) and (l) to the extent it relates to clauses (e), (f) or (g), the Lender may, by notice to the Borrower, cancel the Commitment and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

        (b) In the case of the occurrence of an Event of Default referred to in clauses (e), (f) or (g) of Section 10.01 or in clauses (k) and (l) to the extent it relates to clauses (e), (f) or (g), the Commitment shall be automatically cancelled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

        (c) All proceeds received after maturity of the Notes, whether by acceleration or otherwise shall be applied first to reimbursement of expenses and indemnities provided for in this Agreement and the Security Instruments; second to accrued interest on the Notes; third to fees; fourth to principal outstanding on the Notes and other Indebtedness; and, to the extent of any excess, to the Borrower or as otherwise required by any Governmental Requirement.

                                   ARTICLE XI
                                  Miscellaneous

        Section 11.01 WAIVER. No failure on the part of the Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

        Section 11.02 NOTICES. All notices and other communications provided for herein and in the other Loan Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement or the other Loan Documents) shall be given or made by telex, telecopy, courier or U.S. Mail or in writing and telexed, telecopied, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or in the Loan Documents or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement or in the other Loan Documents, all such communications shall be deemed to have been duly given when transmitted, if transmitted before 1:00 p.m. local time on a Business Day (otherwise on the next succeeding Business Day) by telex or telecopier and evidence or confirmation of receipt is obtained, or personally delivered or, in the case of a mailed notice, three (3) Business Days after the date deposited in the mails, postage prepaid, in each case given or addressed as aforesaid.

        Section 11.03 PAYMENT OF EXPENSES, INDEMNITIES, ETC. The Borrower agrees:

        (a) whether or not the transactions hereby contemplated are consummated, to pay all reasonable expenses of the Lender in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Lender with respect thereto) of, and in connection with the negotiation, syndication, investigation, preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and refinancing, renegotiation or restructuring of, the Loan Documents and any amendment, waiver or consent relating thereto (including, without limitation, travel, photocopy, mailing, courier, telephone and other similar expenses of the Lender, the cost of environmental audits, surveys and appraisals at reasonable intervals, the reasonable fees and disbursements of counsel and other outside consultants for the Lender and, in the case of enforcement, the reasonable fees and disbursements of counsel for the Lender); and promptly reimburse the Lender for all amounts expended, advanced or incurred by the Lender to satisfy any obligation of the Borrower under this Agreement or any Security Instrument, including without limitation, all costs and expenses of foreclosure;

        (b) TO INDEMNIFY THE LENDER AND ITS AFFILIATES AND EACH OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS, ATTORNEYS, ACCOUNTANTS AND EXPERTS ("INDEMNIFIED PARTIES") FROM, HOLD EACH OF THEM HARMLESS AGAINST AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, THE INDEMNITY MATTERS WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (I) ANY ACTUAL OR PROPOSED USE BY THE BORROWER OF THE PROCEEDS OF ANY OF THE LOANS, (II) THE EXECUTION, DELIVERY AND PERFORMANCE OF THE LOAN DOCUMENTS, (III) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND ITS SUBSIDIARIES, (IV) THE FAILURE OF THE BORROWER OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY SECURITY INSTRUMENT OR THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (V) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OF THE BORROWER OR ANY GUARANTORS SET FORTH IN ANY OF THE LOAN DOCUMENTS, (VI) ANY ASSERTION THAT THE LENDER WAS NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS OR (VII) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM AND INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY, BUT EXCLUDING ALL INDEMNITY MATTERS ARISING SOLELY BY REASON OF CLAIMS OF THE LENDER'S SHAREHOLDERS AGAINST THE LENDER OR BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF THE INDEMNIFIED PARTY; AND

        (c) TO INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME THE INDEMNIFIED PARTY FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT (I) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (II) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY, (III) DUE TO PAST OWNERSHIP BY THE BORROWER OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY,
(IV) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY, OR (V) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, PROVIDED, HOWEVER, NO INDEMNITY SHALL BE AFFORDED UNDER THIS SECTION 11.03(C) IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING FROM THE ACTS OR OMISSIONS OF THE LENDER DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS SHALL HAVE OBTAINED POSSESSION OF SUCH PROPERTY (WHETHER BY

FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE).

        (d) No Indemnified Party may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, that the indemnitor may not reasonably withhold consent to any settlement that an Indemnified Party proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitor at that time, including the maximum potential claims against the Indemnified Party to be indemnified pursuant to this Section 11.03.

        (e) In the case of any indemnification hereunder, the Lender shall give notice to the Borrower of any such claim or demand being made against the Indemnified Party and the Borrower shall have the non-exclusive right to join in the defense against any such claim or demand provided that if the Borrower provides a defense, the Indemnified Party shall bear its own cost of defense unless there is a conflict between the Borrower and such Indemnified Party.

        (f) THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY.

        (g) The Borrower's obligations under this Section 11.03 shall survive any termination of this Agreement and the payment of the Notes and shall continue thereafter in full force and effect.

        (h) The Borrower shall pay any amounts due under this Section 11.03 within thirty (30) days of the receipt by the Borrower of notice of the amount due.

        Section 11.04 AMENDMENTS, ETC. Any provision of this Agreement or any Security Instrument may be amended, modified or waived with the Borrower's and the Lender's prior written consent.

        Section 11.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        Section 11.06  ASSIGNMENTS AND PARTICIPATIONS.

        (a) The Borrower may not assign its rights or obligations hereunder or under the Notes without the prior consent of the Lender.

        (b) The Lender may, upon the written consent of the Borrower (which consent shall not be unreasonably withheld) assign to one or more assignees all or a portion of its rights and obligations under this Agreement. Any assignment will become effective upon the execution and delivery of the assignment to the Borrower. Upon receipt and acceptance of such executed assignment, the Borrower, will, at its own expense, execute and deliver new Notes to the assignor and/or assignee, as appropriate, in accordance with their respective interests as they appear. Upon the effectiveness of any assignment pursuant to this Section 11.06(b), the assignee will become a "Lender," if not already a "Lender," for all purposes of this Agreement and the Security Instruments. The assignor shall be relieved of its obligations hereunder to the extent of such assignment (and if the assigning Lender no longer holds any rights or obligations under this Agreement, such assigning Lender shall cease to be a "Lender" hereunder except that its rights under Sections 4.04, 5.01, 5.05 and 11.03 shall not be affected).

        (c) The Lender may transfer, grant or assign participations in all or any part of its interests hereunder pursuant to this Section 11.06(c) to any Person, PROVIDED that: (i) the Lender shall remain the "Lender" for all purposes of this Agreement and the transferee of such participation shall not constitute a "Lender" hereunder; and (ii) no participant under any such participation shall have rights to approve any amendment to or waiver of any of the Loan Documents except to the extent such amendment or waiver would (v) extend the Revolving Credit Termination Date, (w) extend the Final Maturity Date, (x) extend the Advancing Term Loan Termination Date, (y) reduce the interest rate (other than as a result of waiving the applicability of any post-default increases in interest rates) or fees applicable to any of the Commitment or Loans in which such participant is participating, or postpone the payment of any thereof, or
(z) release all or substantially all of the collateral (except as expressly provided in the Security Instruments) supporting any of the Commitment or Loans in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the Security Instruments (the participant's rights against the Lender in respect of such participation to be those set forth in the agreement creating such participation), and all amounts payable by the Borrower hereunder shall be determined as if the Lender had not sold such participation, PROVIDED that such participant shall be entitled to receive additional amounts under Article V on the same basis as if it were a Lender and be indemnified under Section 11.03 as if it were a Lender.

        (d) The Lender may furnish any information concerning the Borrower in its possession from time to time to assignees and participants (including prospective assignees and participants).

        (e) Notwithstanding anything in this Section 11.06 to the contrary, the Lender may assign and pledge the Notes to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve System and/or such Federal Reserve Bank. No such assignment and/or pledge shall release the Lender from its obligations hereunder.

        (f) Notwithstanding any other provisions of this Section 11.06, no transfer or assignment of the interests or obligations of the Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any state.

        Section 11.07 INVALIDITY. In the event that any one or more of the provisions contained in any of the Loan Documents or shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of any of the other Loan Documents.

        Section 11.08 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

        Section 11.09 REFERENCES. The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection. Any reference herein to a Section shall be deemed to refer to the applicable Section of this Agreement unless otherwise stated herein. Any reference herein to an exhibit or schedule shall be deemed to refer to the applicable exhibit or schedule attached hereto unless otherwise stated herein.

        Section 11.10 SURVIVAL. The obligations of the parties under Section 4.04, Article V, and Section 11.03 shall survive the repayment of the Loans and the termination of the Commitment. To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Lender's Liens, security interests, rights, powers and remedies under this Agreement and each Security Instrument shall continue in full force and effect. In such event, each Security Instrument shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Lender to effect such reinstatement.

        Section 11.11 CAPTIONS. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

        Section 11.12 NO ORAL AGREEMENTS. THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        Section 11.13 GOVERNING LAW; SUBMISSION TO JURISDICTION.

        (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS THE LENDER TO CHARGE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE THE LENDER IS LOCATED. TEX. REV. CIV. STAT. ANN. ART. 5069, CH. 15 (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) SHALL NOT APPLY TO THIS AGREEMENT OR THE NOTES.

        (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOR OW HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE THE LENDER FROM OBTAINING JURISDICTION OVER THE BORROWER IN ANY COURT OTHERWISE HAVING JURISDICTION.

        (c) NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER OR ANY HOLDER OF THE NOTES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

        (d) EACH OF THE BORROWER AND THE LENDER HEREBY (I) IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY SECURITY INSTRUMENT

AND FOR ANY COUNTERCLAIM THEREIN; (II) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (III) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (IV) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE SECURITY INSTRUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 11.13.

        Section 11.14 INTEREST. It is the intention of the parties hereto that Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to the Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to the Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to the Lender that is contracted for, taken, reserved, charged or received by the Lender any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be cancelled automatically and if theretofore paid shall be credited by the Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by the Lender to the Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be cancelled automatically by the Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by the Lender to the Borrower). All sums paid or agreed to be paid to the Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to the Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to the Lender on any date shall be computed at the Highest Lawful Rate applicable to the Lender pursuant to this Section 11.14 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Lender would be less than the amount of interest payable to the

Lender computed at the Highest Lawful Rate applicable to the Lender, then the amount of interest payable to the Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to the Lender until the total amount of interest payable to the Lender shall equal the total amount of interest which would have been payable to the Lender if the total amount of interest had been computed without giving effect to this Section 11.14. To the extent that Article 5069-1.04 of the Texas Revised Civil Statutes is relevant for the purpose of determining the Highest Lawful Rate, the Lender elects to determine the applicable rate ceiling under such Article by the indicated weekly rate ceiling from time to time in effect.

        Section 11.15 EFFECTIVENESS. This Agreement shall be effective on the Closing Date (the "EFFECTIVE DATE").

        Section 11.16 BINDING ARBITRATION.

        (a) ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO, INCLUDING BUT NOT LIMITED TO, THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE SECURITY INSTRUMENTS, INCLUDING ANY CLAIM OR CONTROVERSY OF ANY KIND BASED ON OR ARISING IN TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OR JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. ("J.A.M.S."), AND THE RULES SET FORTH IN SECTION 11.17(B) BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE RULES SET FORTH IN SECTION 11.17(B) BELOW SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THE NOTES OR ANY OTHER SECURITY INSTRUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OR ANY CONTROVERSY OR CLAIM TO WHICH EITHER THE NOTES, THIS AGREEMENT OR ANY OTHER SECURITY INSTRUMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

        (b) THE ARBITRATION SHALL BE CONDUCTED IN THE CITY OF HOUSTON, TEXAS AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR. IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION, AND THE ARBITRATOR SHALL, ONLY UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARINGS FOR AN ADDITIONAL 60 DAYS.

        (c) NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE OR ANY WAIVERS CONTAINED IN THIS AGREEMENT, THE NOTES, THE GUARANTY AGREEMENT OR THE OTHER SECURITY INSTRUMENTS; (II) BE A WAIVER BY ANY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SS.91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR
(III) LIMIT THE RIGHT OF THE LENDER TO (A) EXERCISE SELF HELP REMEDIES SUCH AS, BUT NOT LIMITED TO, SETOFF, (B) FORECLOSE AGAINST

ANY COLLATERAL, WHETHER REAL OR PERSONAL PROPERTY, OR (C) OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS, BUT NOT LIMITED, INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE LENDER MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON COLLATERAL, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THE NOTES, THIS AGREEMENT OR THE OTHER SECURITY INSTRUMENTS. NEITHER THE EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING THE RESORT TO SUCH REMEDIES.

        (d) THE PROVISIONS OF THIS SECTION 11.17 SHALL SURVIVE ANY TERMINATION, AMENDMENT, OR EXPIRATION OF THE SECURITY INSTRUMENTS. EACH PARTY AGREES TO KEEP ALL DISPUTES AND ARBITRATION PROCEEDINGS STRICTLY CONFIDENTIAL, EXCEPT FOR DISCLOSURES OF INFORMATION REQUIRED IN THE ORDINARY COURSE OF ITS BUSINESS OR BY APPLICABLE LAW OR REGULATION.

        (e) NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO LIMIT THE RIGHT OF THE BORROWER TO OBTAIN INJUNCTIVE RELIEF AGAINST THE LENDER PRIOR TO OR DURING THE PENDENCY OF ANY ARBITRATION PROCEEDING BASED ON VIOLATIONS BY THE LENDER OF THE LENDER'S AGREEMENTS WITH THE BORROWER, SO LONG AS THE INJUNCTIVE RELIEF IS LIMITED TO RESTRAINING THE LENDER FROM EXERCISING ITS RIGHTS AND REMEDIES UNTIL THE ARBITRATION PROCEEDING (IN PROCESS OR INITIATED BY THE BORROWER OR THE LENDER IN CONJUNCTION WITH THE REQUEST FOR SUCH INJUNCTIVE RELIEF) HAS BEEN COMPLETED AND ARBITRATION AWARD HAS BEEN MADE.

        Section 11.18 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE SECURITY INSTRUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE SECURITY INSTRUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."

               The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:                                    CASTLE DENTAL CENTERS, INC.


                                             By:__________________________
                                             Name: Jack H. Castle, Jr.
                                             Title:    President

                                             Address for Notices:

                                             1360 Post Oak Boulevard
                                             Suite 1300
                                             Houston, Texas 77056

                                             Telecopier No.:(713) 513-1401
                                             Telephone No.: (713) 513-1400
                                             Attention:Jack H. Castle, Jr.

LENDER:                                      NATIONSBANK OF TEXAS, N.A.



                                             By:__________________________
                                             Name: Jan Chism Wright
                                             Title:    Vice President


                                             Lending Office for Base Rate Loans:

                                             700 Louisiana Street
                                             7th Floor
                                             Houston, Texas 77002

                                             Lending Office for Eurodollar Loans

                                             700 Louisiana Street
                                             7th Floor
                                             Houston, Texas 77002

                                             Address for Notices:

                                             700 Louisiana Street
                                             7th Floor
                                             Houston, Texas 77002

                                             Telecopier No.:  (713) 247-7175
                                             Telephone No.:  (713) 247-6056
                                             Attention:    Jan Chism Wright

                                   EXHIBIT A-1

                          FORM OF REVOLVING CREDIT NOTE

$3,000,000.00                                                       May 31, 1996

       FOR VALUE RECEIVED, CASTLE DENTAL CENTERS, INC., a Delaware corporation (the "BORROWER") hereby promises to pay to the order of NATIONSBANK OF TEXAS, N.A. (the "LENDER"), at its Principal Office at 700 Louisiana, Houston, Texas 77002, the principal sum of Three Million and No/100 Dollars ($3,000,000.00) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Credit Loans made by the Lender to the Borrower under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolving Credit Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Credit Loan until such Revolving Credit Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

       The date, amount, Type, interest rate, Interest Period and maturity of each Revolving Credit Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Revolving Credit Note, endorsed by the Lender on the scheduleS attached hereto or any continuation thereof.

       This Revolving Credit Note is one of the Notes referred to in the Amended and Restated Credit Agreement dated as of May 31, 1996, between the Borrower and the Lender and evidences Revolving Credit Loans made by the Lender thereunder (such Amended and Restated Credit Agreement as the same may be amended or supplemented from time to time, the "CREDIT AGREEMENT"). Capitalized terms used in this Revolving Credit Note have the respective meanings assigned to them in the Credit Agreement.

       This Revolving Credit Note represents a renewal, extension, rearrangement and modification of the Prior Revolving Credit Note.

       This Revolving Credit Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the Security Instruments. The Credit Agreement provides for the acceleration of the maturity of this Revolving Credit Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Revolving Credit Note.

       THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

                                            CASTLE DENTAL CENTERS, INC.

                                            By:
                                            Name:
                                            Title:

                                      A-1-1

                                   EXHIBIT A-2

                                FORM OF TERM NOTE

$6,000,000.00                                                       May 31, 1996

       FOR VALUE RECEIVED, CASTLE DENTAL CENTERS, INC., a Delaware corporation (the "BORROWER") hereby promises to pay to the order of NATIONSBANK OF TEXAS, N.A. (the "LENDER"), at its Principal Office at 700 Louisiana, Houston, Texas 77002, the principal sum of Six Million and No/100 Dollars ($6,000,000.00) in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest at such office, in like money and funds, at the rates per annum and on the dates provided in the Credit Agreement.

       Each payment made on account of the principal and interest hereof, shall be recorded by the Lender on its books.

       This Term Note is one of the Notes referred to in the Amended and Restated Credit Agreement dated as of May 31, 1996, between the Borrower and the Lender and evidences the Term Loan made by the Lender thereunder (such Amended and Restated Credit Agreement as the same may be amended or supplemented from time to time, the "CREDIT AGREEMENT"). Capitalized terms used in this Term Note have the respective meanings assigned to them in the Credit Agreement.

       This Term Note represents a renewal, extension, rearrangement and modification of the Prior Term Note.

       This Term Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the Security Instruments. The Credit Agreement provides for the acceleration of the maturity of this Term Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to the Term Note.

       THIS TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

                                            CASTLE DENTAL CENTERS, INC.


                                            By:
                                            Name:
                                            Title:


                                      A-2-1

                                   EXHIBIT A-3

                               ADVANCING TERM NOTE

$10,000,000.00                                                      May 31, 1996

       FOR VALUE RECEIVED, CASTLE DENTAL CENTERS, INC., a Delaware corporation (the "BORROWER") hereby promises to pay to the order of NATIONSBANK OF TEXAS, N.A. (the "LENDER"), at its Principal Office at 700 Louisiana, Houston, Texas 77002, the principal sum of Ten Million and No/100 Dollars ($10,000,000.00) in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest at such office, in like money and funds, at the rates per annum and on the dates provided in the Credit Agreement.

       Each payment made on account of the principal and interest hereof, shall be recorded by the Lender on its books.

       This Advancing Term Note is one of the Notes referred to in the Amended and Restated Credit Agreement dated as of May 31, 1996, between the Borrower and the Lender and evidences the Advancing Term Loan made by the Lender thereunder (such Amended and Restated Credit Agreement as the same may be amended or supplemented from time to time, the "CREDIT AGREEMENT"). Capitalized terms used in this Advancing Term Note have the respective meanings assigned to them in the Credit Agreement.

       This Advancing Term Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the Security Instruments. The Credit Agreement provides for the acceleration of the maturity of this Advancing Term Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to the Advancing Term Note.

       THIS ADVANCING TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

                                            CASTLE DENTAL CENTERS, INC.


                                            By:_________________________________
                                                 Jack H. Castle, Jr.
                                                 President


                                      A-3-1

                                    EXHIBIT C

                         FORM OF COMPLIANCE CERTIFICATE

       The undersigned hereby certifies that he is the ________________ of CASTLE DENTAL CENTERS, INC., a Delaware corporation (the "BORROWER") and that as such he is authorized to execute this certificate on behalf of the Borrower. With reference to the Amended and Restated Credit Agreement dated as of May 31, 1996 (together with all amendments or supplements thereto being the "AGREEMENT") between the Borrower and NATIONSBANK OF TEXAS, N.A. (the "LENDER"), the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

               (a) The representations and warranties of the Borrower contained in Article VII of the Agreement and in the Security Instruments and otherwise made in writing by or on behalf of the Borrower pursuant to the Agreement and the Security Instruments were true and correct when made, and are repeated at and as of the time of delivery hereof and are true and correct at and as of the time of delivery hereof, except as such representations and warranties are modified to give effect to the transactions expressly permitted by the Agreement.

               (b) The Borrower has performed and complied with all agreements and conditions contained in the Agreement and in the Security Instruments required to be performed or complied with by it prior to or at the time of delivery hereof.

               (c) Neither the Borrower nor any Subsidiary has incurred any material liabilities, direct or contingent, since _________________, except those set forth in Schedule 9.01 to the Agreement and except those allowed by the terms of the Agreement or consented to by the Lender in writing.

               (d) Since __________________, no change has occurred, either in any case or in the aggregate, in the condition, financial or otherwise, of the Borrower or any Subsidiary which would have a Material Adverse Effect.

               (e) There exists, and, after giving effect to the loan or loans with respect to which this certificate is being delivered, will exist, no Default under the Agreement or any event or circumstance which constitutes, or with notice or lapse of time (or both) would constitute, an event of default under any loan or credit agreement, indenture, deed of trust, security agreement or other agreement or instrument evidencing or pertaining to any Debt of the Borrower or any Subsidiary, or under any material agreement or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary is bound.

                                       B-1

                (f) The following computations reflect compliance with the following Sections of the Agreement:

               Section 9.11  Capital Expenditures

               Section 9.12  Current Ratio

               Section 9.14  Net Worth

               Section 9.15  Leverage Ratio

               Section 9.16  Fixed Charge Coverage Ratio

               Section 9.17  Environmental Matters

                                       B-2

       EXECUTED AND DELIVERED this ____ day of ______________.

                                            CASTLE DENTAL CENTERS, INC.


                                            By:
                                            Name:
                                            Title:


                                       B-3

                                    EXHIBIT E


1.      Amended and Restated Security Agreement from Borrower

2. Amended and Restated Security Agreement from JHCDDS, Inc., formerly known as Jack H. Castle D.D.S., Inc. ("JHC")

3. Security Agreement from Castle Dental Centers of Tennessee, Inc. ("Tennessee Castle")

4.      Financing Statement relating to Document No. 3

5. Security Agreement from Castle Dental Centers of Florida, Inc. ("Florida Castle")

6.      Financing Statement relating to Document No. 5

7.      Amended and Restated Security Agreement (Stock Pledge) from Borrower

8.      UCC-3 Financing Statement relating to Document No. 7

9.      Assignment Separate from Stock Certificate
        (a)     Tennessee Castle
        (b)     Florida Castle

10.     Accounts Receivable Purchase Agreement
        (a)     Tennessee Castle
        (b)     Florida Castle

11.     Financing Statement relating to Document No. 10, naming Lender as
        Assignee.
        (a)     Tennessee Castle
        (b)     Florida Castle

12.     Guaranty Agreement
        (a)     JHC
        (b)     Jack H. Castle, Jr.
        (c)     Tennessee Castle
        (d)     Florida Castle

13.     Assignment of Life Insurance Policy

                                       E-1

                                    EXHIBIT F
                          FORM OF BORROWING BASE REPORT

The undersigned hereby certifies that he is the ______________________ of CASTLE DENTAL CENTERS, INC., a Delaware corporation (the "BORROWER"), and that as such he is authorized to execute this certificate on behalf of the Borrower. With reference to the Amended and Restated Credit Agreement dated May 31, 1996 (together with all amendments, supplements, restatements, or other modifications thereto, herein called the "Agreement"), by and between the Borrower and NationsBank of Texas, N.A., the undersigned hereby certifies, represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):


1. Receivables payable by managed care organizations, $_______________ insurance companies and other third party payors for (x) payment of dental care costs incurred by such account debtors' insureds or (y) the advance purchase of dental care needs of subscribing patients which have been outstanding less than 151 days from the date of invoice.

2.     Private payor receivables outstanding less than 91       $_______________
       days from the date of invoice.

3.     80% of line 1.                                           $_______________

4.     25% of line 2.                                           $_______________

5.     Eligible Accounts (the sum of lines 3 and 4 to the       $_______________
       extent they otherwise meet the definition of Eligible Accounts).

6.     Outstanding Balance of Revolving Credit Loans.           $_______________

7.     Available for further advances ((A) lesser of (i)        $______________
       3,000,000 and (ii) line 5 minus (B) line 6).


       Executed and delivered on this the ____ day of _______________.

                                            CASTLE DENTAL CENTERS, INC.


                                            By:________________________________
                                            Name:
                                            Title:

                                       F-1

                                    EXHIBIT L
                          FORM OF OFFICER'S CERTIFICATE


       The undersigned hereby certifies that he is the ________________ of CASTLE DENTAL CENTERS, INC., a Delaware corporation (the "BORROWER") and that as such he is authorized to execute this certificate on behalf of the Borrower. With reference to the Amended and Restated Credit Agreement dated as of May 31, 1996 (together with all amendments or supplements thereto being the "AGREEMENT") between the Borrower and NATIONSBANK OF TEXAS, N.A. (the "LENDER"), the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

               (a) The representations and warranties of the Borrower contained in Article VII of the Agreement and in the Security Instruments and otherwise made in writing by or on behalf of the Borrower pursuant to the Agreement and the Security Instruments were true and correct when made, and are repeated at and as of the time of delivery hereof and are true and correct at and as of the time of delivery hereof, except as such representations and warranties are modified to give effect to the transactions expressly permitted by the Agreement.

               (b) The Borrower has performed and complied with all agreements and conditions contained in the Agreement and in the Security Instruments required to be performed or complied with by it prior to or at the time of delivery hereof.

               (c) Neither the Borrower nor any Subsidiary has incurred any material liabilities, direct or contingent, since _________________, except those set forth in Schedule 9.01 to the Agreement and except those allowed by the terms of the Agreement or consented to by the Lender in writing.

               (d) Since __________________, no change has occurred, either in any case or in the aggregate, in the condition, financial or otherwise, of the Borrower or any Subsidiary which would have a Material Adverse Effect.

               (e) There exists, and, after giving effect to the loan or loans with respect to which this certificate is being delivered, will exist, no Default under the Agreement or any event or circumstance which constitutes, or with notice or lapse of time (or both) would constitute, an event of default under any loan or credit agreement, indenture, deed of trust, security agreement or other agreement or instrument evidencing or pertaining to any Debt of the Borrower or any Subsidiary, or under any material agreement or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary is bound.

               (f) Following a New Acquisition, all representations and warranties of the Borrower contained in Article VII of the Agreement and in the Security Instruments and otherwise made in writing by or on behalf of the Borrower pursuant to the Agreement

                                       L-1

       and the Security Instruments will be true and correct considering the [new Subsidiary, New PC, and Old PC] as a party referred to in such representations and warranties. EXECUTED AND DELIVERED this ____ day of
       ______________.

                                            CASTLE DENTAL CENTERS, INC.


                                            By:
                                            Name:
                                            Title:




                                       L-2

                                    EXHIBIT J
                FORM OF ADVANCING TERM LOAN BORROWING BASE REPORT



The undersigned hereby certifies that he is the ______________________ of CASTLE DENTAL CENTERS, INC., a Delaware corporation (the "BORROWER"), and that as such he is authorized to execute this certificate on behalf of the Borrower. With reference to the Amended and Restated Credit Agreement dated May 31, 1996 (together with all amendments, supplements, restatements, or other modifications thereto, herein called the "Agreement"), by and between the Borrower and NationsBank of Texas, N.A., the undersigned hereby certifies, represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):


Borrower Consolidated Net Income                     ______________
       Plus    Interest                              +_____________
               Depreciation & Amortization           +_____________
               Taxes                                 +_____________

Consolidated EBITDA                                  ______________

       Plus    acquisition EBITDA*                   +_____________

Adjusted Consolidated EBITDA                         ______________
       Plus the following if included in Net Income
               Non-recurring start-up and
               acquisition costs up to $500,000
               through 1996 and 1997                 +_____________

Available EBITDA                                     ______________

                                                            X 2.5
Total Availability                                   ______________
       Less Sr. Funded Debt + Cap. Leases            -_____________

Available to Borrow                                  ______________
       (up to $10,000,000 less advances to date)

*FOR ANY CALCULATION PERIOD WHICH WOULD INCLUDE ONE OR MORE QUARTERS PRIOR TO THE STOCK PURCHASE OR ASSET PURCHASE OR FUTURE ACQUISITION OF AN ENTITY, THE ROLLING FOUR QUARTERS SHALL INCLUDE "PRO-FORMA" THE EBITDA OF ANY APPLICABLE OLD PC FOR SUCH PRIOR PERIODS ADJUSTED TO REFLECT COSTS AND EXPENSES WHICH SUCH APPLICABLE OLD PC WOULD HAVE INCLUDED HAD THE MANAGEMENT SERVICES AGREEMENT BETWEEN BORROWER AND/OR ANY SUBSIDIARY AND SUCH OLD PC BEEN IN EFFECT (ADDING BACK APPROPRIATE EXECUTIVE SALARIES AND NON-CASH CHARGE-OFFS RELATING TO SUCH TRANSACTION).

                                       J-1

       Executed and delivered on this the ____ day of _______________.

                                            CASTLE DENTAL CENTERS, INC.


                                            By:________________________________
                                            Name:
                                            Title:

                                       J-2

                                    EXHIBIT K
                               DUE DILIGENCE ITEMS

A. OPERATIONS AND MATERIAL AGREEMENTS

        E-13 List of all surviving subsidiaries and affiliated entities, including jurisdiction of incorporation.

B. FACILITIES

        E-1 Most recent appraisals and environmental site assessments for all properties.

        E-2 Agreements providing for options or other rights to purchase, lease or sell facilities.

        E-3     Listing by offices of size, number of chairs, etc.

        E-4 Projection of required capital expenditures to get facilities to status needed for expected orthodontic and dental volume.

C. MANAGEMENT

        E-1 Agreements with offices regarding employment, compensation, indemnification, severance or any other matter.

        E-2     Resumes or background information on key officers/managers.

D. EMPLOYEES AND INDEPENDENT CONTRACTORS

        E-1 Listing of licenses held by all dentists and other licensed professionals and number of years in practice.

        E-2     Dentist/Provider turnover in last 3 years.

E. INSURANCE

        E-1 Description of insurance covering facilities (including name of carrier, plan and/or policy number, type of coverage, amounts of coverage (per occurrence and total), amounts of deductibles (per occurrence and aggregate), annual premium, status of premium payment for current year, expiration date, etc.

        E-2 Listing of all pending insurance claims or series of claims in excess of $10,000.

                                       K-1

        E-3 Documents showing medical/dental malpractice insurance coverages held by parent, subsidiaries and dentists.

        E-4 Listing of all pending and historical malpractice claims for last 3 years.

F. LEGAL PROCEEDINGS AND AUDITOR'S REPORTS

        E-1 Description of existing and unsatisfied judgments, consent decrees, other decrees or orders, settlement agreements or other agreements requiring or prohibiting any future activities (including title of proceeding, names of parties, nature of dispute, details of judgment, and any other relevant information).

        E-2 Description of historical and pending lawsuits, other legal proceedings, arbitration proceedings or administrative proceedings or governmental investigations or inquiries (including title of proceedings, names of parties, amount in controversy, nature of dispute, status of proceeding, and name, address and telephone number of counsel) in last 3 years.

        E-3 Description of threatened or anticipated lawsuits, other legal proceedings, arbitration proceedings or administrative proceedings or governmental investigations or inquiries (including names of parties, amount in controversy, nature of dispute, and any other relevant information).

        E-4 Attorneys' letters to auditors describing legal proceedings for the last three years and any opinions or other assessments of attorneys as to any pending or threatened legal proceedings, lawsuits, arbitration proceedings, administrative proceedings or governmental investigations or inquiries.

        E-5 All letters from independent public accountants regarding control systems, methods of accounting, etc. and any management responses thereto.

        E-6 State dental board investigations on parent, subsidiaries and individual providers.

G. INDEBTEDNESS

        E-1 Listing of all indebtedness and liens identified as to be paid off or to be assumed.

H. FINANCIAL MATTERS

        E-1 Consolidated and consolidating Financial statements (with any reports thereon) for the last five fiscal years, showing individual performance of labs, each office and subsidiaries.

        E-2     Most recent balance sheet, consolidated and consolidating.

                                       K-2

        E-3 Consolidated and consolidating Income statement for current year-to-date and most recent quarterly period with comparable prior year, quarterly and year-to-date periods.

        E-4 Accountants' management letters for the last three fiscal years. Copy of accountants' Peer Review.

        E-5 Aging of accounts payable as of latest practicable date with explanation of aging, reserving and chart-off methodologies.

        E-6     List of trade accounts payable as of latest practicable date.

        E-7     Advertising expenditures by locales for latest fiscal year.

        E-8 Breakdown of revenues by dental, orthodontics, etc. for past three years, consolidated and consolidating.

        E-9 Analysis of net receipts to gross patent charges. Breakdown of revenues between fee for services, managed case.

        E-10 List of amounts owed to/due from shareholder and executive officers and other employees.

        E-11 Description of all compensation, direct or indirect, including fringe benefits prerequisites, leases, lease overrides paid to Dr. Bilyeu.

        E-12 Provide documentation related to accounting and dental software systems presently in use. Provide access to procedures manuals.

I. MISCELLANEOUS

        E-1     Banking references, DMO references, managed care references.

        E-2     Market demographics:

                o       Other multi-location providers/competitors
                o       major employers
                o       DMO penetration

                                       K-3

                                      A-1-4